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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Microvision, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MICROVISION, INC.

NOTICE OF 2003 ANNUAL MEETING
June 24, 2003

Dear Microvision Shareholder:

        The Annual Meeting of Shareholders of Microvision, Inc. (the "Company"), will be held at the Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington on June 24, 2003, at 9:00 a.m. for the following purposes:

        1.    To adopt and approve the Agreement and Plan of Merger with a newly-formed, wholly owned subsidiary of the Company to effect a reincorporation of the Company from the state of Washington to the state of Delaware;

        2.    To elect nine directors to serve until the next annual meeting; and

        3.    To conduct any other business that may properly come before the meeting.

        Details of the business to be conducted at the meeting are more fully described in the accompanying Proxy Statement. Please read it carefully before casting your vote.

        If you were a shareholder of record on April 22, 2003, you will be entitled to vote on the above matters. A list of shareholders as of the record date will be available for shareholder inspection at the headquarters of the Company, 19910 North Creek Parkway, Bothell, Washington 98011, during ordinary business hours, from June 15, 2003 to the date of our Annual Meeting. The list also will be available for inspection at the Annual Meeting.

Important!

        Whether or not you plan to attend the annual meeting, your vote is very important.

After reading the enclosed Proxy Statement, you are encouraged to vote by (1) toll-free telephone call, (2) the Internet or (3) completing, signing and dating the enclosed proxy card and returning it as soon as possible in the accompanying postage prepaid (if mailed in the U.S) return envelope. If you are voting by telephone or the Internet, please follow the instructions on the proxy card. You may revoke your proxy at any time before it is voted by following the instructions provided below.

If you need assistance voting your shares, please call

MORROW & CO., INC. at (800) 607-0088

        The Board of Directors recommends a vote FOR the proposed merger and reincorporation because they and management believe that it is essential to be able to draw upon well-established principles of corporate governance in making legal and business decisions, that the established principles of Delaware corporate law provide a reliable foundation on which the Company's governance decisions can be based, that shareholders may benefit from the predictability provided by Delaware's principles of corporate governance. The Board of Directors also believes that it is important, in connection with the reincorporation, to increase the number of shares of common stock and preferred stock that the Company is authorized to issue. Please note that reincorporation in Delaware will not affect the physical location of the Company, and that the Company does not intend to move its corporate offices from Washington.

        The Board of Directors also recommends a vote FOR election of nine directors.

        With respect to the proposed merger and reincorporation, shareholders are or may be entitled to assert dissenters' rights pursuant to Chapter 23B.13 of the Revised Code of Washington. See the discussion of this proposal in the Proxy Statement for more information about dissenters' rights and a copy of such Chapter.

        At the meeting, you will have an opportunity to ask questions about the Company and its operations. You may attend the meeting and vote your shares in person even if you return your proxy card or vote by telephone or Internet. Your proxy (including a proxy granted by telephone or the Internet) may be revoked by sending in another signed proxy card with a later date, sending a letter revoking your proxy to the Company's Secretary in Bothell, Washinton, voting again by telephone or Internet, or attending the annual meeting and voting in person.

        We look forward to seeing you. Thank you for your ongoing support of and interest in Microvision, Inc.

Sincerely,
/s/ RICHARD F. RUTKOWSKI Richard F. Rutkowski Chief Executive Officer
April 30, 2003 Bothell, Washington

MICROVISION, INC.
19910 North Creek Parkway
Bothell, Washington 98011

PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS

June 24, 2003

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1
DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD	4
Proposal—Adoption and Approval of the Merger Agreement and Reincorporation	4
Proposal—Election Of Directors	15
Board Meetings and Committees	18
Director Compensation	19
Compensation Committee Interlocks And Insider Participation	19
Section 16(a) Beneficial Ownership Reporting Compliance	19
OTHER BUSINESS	20
EXECUTIVE COMPENSATION AND OTHER MATTERS	20
Executive Compensation	22
Stock Option Grants in the Last Fiscal Year	22
Aggregated Option Values as of Year End 2002	23
Employment Agreements	24
Executive Loan Plans	25
Certain Tax Considerations Related to Executive Compensation	25
Report On Executive Compensation For 2002 By The Compensation Committee	25
INFORMATION ABOUT MICROVISION COMMON STOCK OWNERSHIP	28
STOCK PERFORMANCE GRAPH	30
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	31
AUDIT COMMITTEE REPORT	31
INDEPENDENT ACCOUNTANTS	33
INFORMATION ABOUT SHAREHOLDER PROPOSALS	34
ADDITIONAL INFORMATION	34
Annual Report	34
Incorporation by Reference	34
Voting by Telephone or The Internet	35

i

Appendix A—Agreement and Plan of Merger

Appendix B—Microvision, Inc. Certificate of Incorporation

Appendix C—Microvision, Inc. Bylaws

Appendix D—WBCA Dissenters' Rights

ii

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q:
Why did you send me this Proxy Statement?

A:
We sent you this Proxy Statement and the enclosed proxy card because the board of directors of the Company (the "Board" or the "Board of Directors") is soliciting your proxy to vote at the 2003 Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held at the Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington on June 24, 2003, at 9:00 a.m.

  This Proxy Statement summarizes the information regarding the matters to be voted upon at the Annual Meeting. You do not need to attend the Annual Meeting, however, to vote your shares. You may simply complete, sign and return the enclosed proxy card or vote your shares by telephone or over the Internet in accordance with the instructions contained on the proxy card.

  On April 22, 2003, our "record date" for determining shareholders entitled to vote at the Annual Meeting, there were 17,798,583 shares of common stock of the Company outstanding. If you owned shares of our common stock at the close of business on the record date, you are entitled to one vote for each share of common stock you owned as of that date. We began mailing this Proxy Statement on or about April 30, 2003 to all shareholders entitled to vote their shares at the Annual Meeting.

Q:
How many votes do I have?

A:
You have one vote for each share of common stock that you owned on the record date. The proxy card will indicate the number of shares.

Q:
How do I vote by proxy?

A:
If you properly cast your vote by either executing and returning the enclosed proxy card or by voting your proxy by telephone or via the Internet, and your vote is not subsequently revoked by you, your vote will be voted in accordance with your instructions. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board "FOR" electing all nine nominees for Director and "FOR" adoption and approval of the Merger Agreement and the proposed reincorporation.

  If any other matter is presented, your proxy will vote in accordance with his best judgment. At the time we printed this Proxy Statement, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

Q:
May my broker vote for me?

A:
Under the rules of the National Association of Securities Dealers, if your broker holds your shares in its "street" name, the broker may vote your shares on routine matters even if it does not receive instructions from you. At the Annual Meeting your broker may, without instructions from you, vote on the proposal to elect directors. Your broker may not, however, vote on the proposal to adopt and approve the Merger Agreement and the proposed reincorporation.

Q:
What are abstentions and broker non-votes?

A:
An abstention represents the action by a shareholder to refrain from voting "for" or "against" a proposal. "Broker non-votes" represent votes that could have been cast on a particular matter by a broker, as a shareholder of record, but that were not cast because the broker (i) lacked discretionary voting authority on the matter and did not receive voting instructions from the beneficial owner of the shares, or (ii) had discretionary voting authority but nevertheless refrained from voting on the matter.

Q:
May I revoke my proxy?

A:
Yes. You may change your mind after you send in your proxy card or vote your shares by telephone, via the Internet or at the Annual Meeting by following these procedures. To revoke your proxy:

•
Send in another signed proxy card with a later date;

•
Send a letter revoking your proxy to Microvision's Secretary at the Company's offices in Bothell, Washington;

•
Vote again by telephone or Internet; or

•
Attend the Annual Meeting and vote in person.

Q:
How do I vote in person?

A:
If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. If your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from that broker, bank or nominee. The account statement or letter must show that you were the direct or indirect beneficial owner of the shares on April 22, 2003, the record date for voting. Alternatively, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Annual Meeting.

Q:
What is the quorum requirement for the meeting?

A:
The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:
What vote is required to approve the election of directors?

A:
The nine nominees for director who receive the most votes will be elected. So, if you do not vote for a nominee, or you "withhold authority to vote" for a nominee, your vote will not count either "for" or "against" the nominee. Abstentions and "broker non-votes" will have no effect on the outcome of voting for directors.

Q:
What vote is required to approve the merger agreement and the proposed reincorporation?

A:
The Merger Agreement and the proposed reincorporation must be approved by a majority of all of the issued and outstanding shares of the Company's common stock "for" the proposal. Abstentions and "broker non-votes" will have the effect of a vote "against" the Merger Agreement and the proposed reincorporation.

Q:
What is the purpose of the merger and the reincorporation?

A:
The merger will result in the reincorporation of the Company in Delaware. This Proxy Statement discusses in more detail the reasons the Board of Directors recommends that the Company be domiciled in Delaware.

Q:
If the merger and reincorporation are approved, do I need to return my stock certificate?

A:
No. Existing stock certificates will be treated as certificates in the Delaware corporation.

Q:
If the merger and reincorporation are approved, will the shares of the Company still be traded on the Nasdaq National Market?

A:
Yes. The name of the Company will be Microvision, Inc., and the symbol will continue to be "MVIS."

Q:
Why is the Company increasing the number of shares of authorized common stock to 100,000,000?

A:
While the Company does not have any specific plans to issue additional shares of capital stock, the Board of Directors believes that it is desirable to have available a substantial number of authorized but unissued shares of common stock that may be issued from time to time to support the Company's long term growth plan and to meet the full range of the Company's capital needs for the foreseeable future, to take advantage of acquisition opportunities, to provide for stock splits or stock dividends, to provide for stock options and other equity incentives due to future growth, and for other general corporate purposes. As of April 15, 2003, the Company had approximately 3.6 million shares of common stock remaining available for issuance after reserves for options and warrants outstanding and available authorized options.

Q:
Is voting confidential?

A:
We keep all the proxies and ballots private as a matter of practice.

Q:
What are the costs of soliciting these proxies?

A:
The Company will pay all the costs of soliciting these proxies. We have retained Morrow & Co., Inc. a professional proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $18,000 plus expenses for these services. In addition to the solicitation of proxies by mail, our officers and employees also may solicit proxies by telephone, fax or other electronic means of communication, or in person. We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Q:
Who should I call if I have any questions?

A:
If you have any questions about the Annual Meeting, voting or your ownership of Microvision common stock, please call us at (425) 415-6847 or send an e-mail to ir@microvision.com.

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

Proposal—Adoption and Approval of the Merger Agreement and Reincorporation

BACKGROUND OF THE MERGER AND REINCORPORATION

        The Board of Directors has approved and recommends that the shareholders approve changing the Company's state of incorporation from Washington to Delaware through the merger described below (the "Reincorporation Proposal" or the "Proposed Reincorporation"). Throughout this portion of the Proxy Statement, the term "Microvision-WA" refers to the corporation now incorporated under the laws of the state of Washington and the term "Microvision-DE" refers to Microvision, Inc., the newly-formed Delaware corporation, a wholly owned subsidiary of Microvision-WA, and proposed successor to Microvision-WA.

The Merger Agreement.

        If the Reincorporation Proposal is approved, Microvision-WA will merge into Microvision-DE (the "Merger"). Upon completion of the Merger (the "Effective Time"), Microvision-WA will cease to exist and Microvision-DE will be the surviving entity and continue to operate the business of the Company under the name Microvision, Inc. Pursuant to the Agreement and Plan of Merger between Microvision-WA and Microvision-DE (the "Merger Agreement"), each outstanding share of Microvision-WA common stock, no par value, will automatically be converted into one share of Microvision-DE common stock, $.001 par value. You will not be required to exchange your existing stock certificates for new certificates. After the Merger, Microvision-DE's common stock will be traded on the Nasdaq National Market under the symbol "MVIS."

        At the Effective Time, Microvision-DE will also assume and continue the outstanding stock options and all other employee benefit plans of Microvision-WA. Each outstanding and unexercised option, warrant or other right to purchase shares of Microvision-WA common stock will become an option, warrant or right to purchase the same number of shares of Microvision-DE common stock on the same terms and conditions and at the same exercise price applicable to any such Microvision-WA option, warrant or right as of the Effective Time.

        The Merger Agreement and the Proposed Reincorporation have been unanimously approved by the Board of Directors. If approved by the shareholders, it is anticipated that the Effective Time of the Merger will be as soon as practicable following the Annual Meeting of Shareholders. However, pursuant to the Merger Agreement, the Merger may be abandoned or the Merger Agreement may be amended by the Board of Directors (except that certain principal terms may not be amended without further shareholder approval) either before or after shareholder approval has been obtained and prior to the Effective Time of the Proposed Reincorporation.

Certain Shareholder Rights.

        Shareholders are urged to read carefully the following sections of this Proxy Statement before voting on the Reincorporation Proposal. For example, the Certificate of Incorporation and Bylaws of Microvision-DE will be materially different from the Microvision-WA governing documents.

        Shareholders are or may be entitled to assert dissenters' rights under Chapter 23B.13 of the Revised Code of Washington, and this Proxy Statement is accompanied by a copy of that chapter. Shareholders of Microvision-WA meeting certain requirements may have dissenters' rights of appraisal with respect to the Reincorporation Proposal and the discussion of dissenters' rights should be read closely. See the more complete discussion under "Dissenters' Rights" below.

        The summary set forth below is qualified in its entirety by reference to the Microvision-WA Articles of Incorporation and Bylaws, the Microvision-DE Certificate of Incorporation and Bylaws, Washington law and Delaware law. The Microvision-DE Certificate of Incorporation and Bylaws are included with this Proxy Statement as Appendix B and Appendix C.

PRINCIPAL REASONS FOR THE MERGER AND REINCORPORATION

        The Board of Directors and management believe that it is essential to be able to draw upon well-established principles of corporate governance in making legal and business decisions. The Board of Directors and management believe that the established principles of Delaware corporate law provide a reliable foundation on which the Company's governance decisions can be based. The Company believes that shareholders may benefit from the predictability provided by Delaware's principles of corporate governance. The Board of Directors also believes that it is important, in connection with the Reincorporation, to increase the number of shares of common stock and preferred stock that the Company is authorized to issue.

Prominence, Predictability and Flexibility of Delaware Law.

        For many years, Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has been a leader in adopting, construing and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its jurisdiction. Many corporations have chosen Delaware initially as a state of incorporation or have subsequently changed corporate domicile to Delaware in a manner similar to that proposed by the Company. Because of Delaware's prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs.

Balanced Officer and Director Liability.

        Both Washington and Delaware law permit a corporation to include provisions in its governing documents that reduce or limit the personal monetary liability of directors and officers in certain circumstances. However, the Company believes that, for the reasons described above, Delaware law regarding a corporation's ability to limit director liability and indemnify directors and officers is more developed and provides more certainty and predictability to individuals serving as directors than Washington law. While the Company has not encountered difficulty in retaining directors and officers, the Company believes that obtaining the protections available under Delaware law will assist it in keeping and attracting well-qualified directors. Please see "Interest of the Board of Directors and Officers" below for additional discussion of limiting officer and director liability and indemnification.

        The Board believes that Delaware law strikes an appropriate balance with respect to personal liability of directors and officers, and that reincorporating in Delaware will enhance the Company's ability to recruit and retain directors and officers in the future, while providing appropriate protection for shareholders from possible abuses by directors and officers. Delaware law permits a corporation to eliminate or limit the personal liability of its directors to the corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director of the corporation. However, directors' personal liability cannot be eliminated under Delaware law for bad faith conduct, conduct the person did not reasonably believe to be in, or not opposed to, the best interest of the corporation, and, with respect to criminal actions, conduct that the person had no reasonable cause to believe was lawful.

Increase Authorized Common Stock.

        The Company has 31,250,000 shares of common stock authorized to be issued. As of April 15, 2003, approximately 17.8 million shares of common stock were issued and outstanding; approximately 9.9 million shares were reserved for issuance pursuant to outstanding options and warrants and reserved for future grants under the Company's stock option plans; and approximately 3.6 million shares of common stock remained available for issuance. After the consummation of the Proposed Reincorporation, the Company would have 100,000,000 shares of authorized common stock. While the Company does not have any specific plans to issue additional shares of capital stock, the Board of Directors believes that it is desirable to have available a substantial number of authorized but unissued shares of common stock that may be issued from time to time to support the Company's long term growth plan and to meet the full range of the Company's capital needs for the foreseeable future, to take advantage of acquisition opportunities, to provide for stock splits or stock dividends, to provide for stock options and other equity incentives due to future growth, and for other general corporate purposes. In the event the Company does issue additional shares, existing stockholders may experience dilution of their ownership in the Company.

General Effects of Proposed Reincorporation.

        The Reincorporation Proposal will effect a change in the legal domicile of the Company, but not its physical location. The Proposed Reincorporation will not result in any change in the business, management, fiscal year, assets or liabilities (except to the extent of legal and other costs of effecting the reincorporation and maintaining ongoing corporate status) or location of the principal facilities of the Company.

        If the Proposed Reincorporation is approved, the directors who are elected by Microvision-WA at the Annual Meeting will become the directors of Microvision-DE. The officers of Microvision-WA immediately prior to the Merger will be the officers of Microvision-DE immediately after the Merger.

        All stock options, warrants or other rights to acquire common stock of Microvision-WA will automatically be converted into options, warrants or rights to purchase the same number of shares of Microvision-DE common stock at the same price per share, upon the same terms, and subject to the same conditions. Microvision-WA's other employee benefit arrangements also will be continued by Microvision-DE upon the terms and subject to the conditions currently in effect.

        The charter documents of Microvision-DE, however, will differ materially from those of Microvision-WA to conform to Delaware law and to make other changes the Board deems appropriate, as described in more detail below.

Possible Disadvantages of Reincorporating.

        If the Merger Agreement and the Proposed Reincorporation are adopted and approved, the Company would be subject to the Delaware Business Combination Statute which may deter certain acquisitions of the Company in transactions that are not approved by the Board of Directors. In addition, Delaware law has been criticized on the grounds that it does not afford minority shareholders all the same substantive rights and protections that are available under the laws of a number of other states (including Washington). For example, as a Delaware corporation, the Company would not be required under Delaware law to obtain shareholder approval, or to grant appraisal rights, in connection with certain kinds of mergers and corporate reorganizations which under Washington law may be subject to those requirements. Additional material differences between the Delaware law and Washington law are described in this Proxy Statement. The Board of Directors believes that the advantages of reincorporation to the Company and its shareholders outweigh its possible disadvantages.

THE GOVERNING DOCUMENTS OF MICROVISION-WA AND MICROVISION-DE AND RELEVANT CORPORATE LAWS

        The provisions of the Certificate of Incorporation and Bylaws of Microvision-DE and the Articles of Incorporation and Bylaws of Microvision-WA differ in certain material respects. Although all of the differences are not set forth in the Proxy Statement, the following summary outlines the significant changes in the charter documents that will govern the Company in the event that the Proposed Reincorporation is approved and effected.

        This summary references the two relevant corporate codes: the Washington Business Corporation Act ("WBCA" or "Washington law"), which governs Microvision-WA, and the Delaware General Corporation Law ("DGCL" or "Delaware law"), which governs Microvision-DE. The corporate laws of Washington and Delaware differ in many respects. Although all of the differences are not set forth in this Proxy Statement, certain provisions that could materially affect the rights of shareholders are summarized below.

Authorized Capital Stock.

        The Articles of Incorporation of Microvision-WA (the "Microvision-WA Articles") currently authorize the Company to issue up to 31,250,000 shares of common stock, no par value, and 31,250,000 shares of Preferred Stock, no par value. None of Microvision-WA's Preferred Stock is issued or outstanding.

        The Certificate of Incorporation of Microvision-DE (the "Microvision-DE Certificate") authorizes the issuance of up to 100,000,000 authorized shares of common stock, $0.001 par value, and up to 25,000,000 shares of Preferred Stock, $0.001 par value. Microvision-DE currently has 100 shares of common stock issued to Microvision-WA. None of Microvision-DE's Preferred Stock is issued or outstanding. As provided in the Microvision-WA Articles, Microvision-DE's Certificate provides that the Board of Directors is entitled to determine the powers, preferences and rights, and the qualifications, limitations or restrictions, of the authorized and unissued Preferred Stock.

Limiting Personal Liability of Directors.

        Washington law provides that a corporation's articles of incorporation may include a provision that prospectively eliminates or limits, to a degree not inconsistent with law, the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director. The provision, however, may not eliminate or limit liability of a director for acts or omissions that involve intentional misconduct by a director, a knowing violation of law by a director, for unlawful distributions, or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. Microvision-WA's Articles include such a provision limiting director liability.

        Under Delaware law, a corporation may adopt a provision in its certificate of incorporation that prospectively eliminates or limits, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty as a director. Under the DGCL, however, a corporation is not allowed to eliminate or limit director monetary liability for (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (iii) unlawful dividends, stock repurchases or redemptions; or (iv) transactions from which the director received an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. The Microvision-DE Certificate eliminates the liability of officers and directors to the fullest extent permissible under Delaware law subject to the DGCL limitations.

Indemnification of Directors and Officers.

        Under Washington law, a corporation may indemnify a director, officer, employee or agent of the corporation against liability if the person (i) acted in good faith, (ii) reasonably believed, in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests and, in all other cases, that the individual's conduct was at least not opposed to its best interests and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful. Notwithstanding the foregoing, a corporation may not indemnify a director, officer, employee or agent in connection with a proceeding by or in the right of the corporation in which the individual was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to the individual, whether or not involving action in the individual's official capacity, in which the individual was adjudged liable on the basis that any personal benefit was improperly received by the individual.

        The Microvision-WA Articles authorize the Company to indemnify its directors as determined by the Board of Directors. Microvision-WA's Bylaws generally provide that the Company shall indemnify its directors and may indemnify its officers, against expenses actually and reasonably incurred by them in connection with the defense of any action, suit or proceeding in which they are made parties by reason of being or having been a director (or, if applicable, an officer) of the corporation.

        Under Delaware law, a corporation may indemnify any director, officer, employee or agent made or threatened to be made party to any threatened, pending or completed action, suit or proceeding so long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. In the case of a proceeding by or in the right of the corporation (for example, a stockholder derivative suit), a corporation may indemnify an officer, director, employee or agent if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation except that, where the person is adjudged to be liable to the corporation, only the court in the proceeding may determine to what extent, despite adjudication of liability but in view of all the circumstances of the case, indemnification, if any, is proper. A director, officer, employee, or agent who is successful, on the merits or otherwise, in defense of any proceeding that is subject to the DGCL's indemnification provisions, must be indemnified by the corporation for reasonable expenses incurred therein, including attorneys' fees.

        Microvision-DE's Certificate provides for the fullest indemnification by the Company allowable under the DGCL for any person involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because of the fact that the person is or was a director or officer of Microvision-DE or serving in such capacity, or as an employee or trustee, for another entity at the request of Microvision-DE. Such indemnification continues after the person has ceased to be a director or officer and also is for the benefit of the heirs, executors and administrators of the person. Such person is also entitled to advancements of expenses provided that the person makes an undertaking to repay such advancements in the event that a court determines that indemnification was impermissible in the matter.

Size of the Board of Directors.

        Under Washington law, the number of directors is to be fixed in the articles of incorporation or bylaws but requires that there is at least one director.

        Similarly, Delaware law allows the number of directors to be fixed in the manner provided in the bylaws, unless the number of directors is fixed in the certificate of incorporation. If the number is fixed in the certificate of incorporation, a change in the number of directors may be made only by amendment to the certificate of incorporation.

        The Microvision-DE Bylaws provide that the number of directors shall be fixed from time to time by resolution of a majority of the then-authorized number of directors, but in no event shall be less than seven nor more than eleven. Thus, as is currently the case for Microvision-WA, a majority of the Board of Directors of Microvision-DE could increase the size of the Board up to the prescribed maximum number of eleven and appoint directors to fill the newly created board seats for the remainder of the term of office without further shareholder approval.

        Delaware law permits the certificate of incorporation of a corporation, the initial bylaws or a bylaw adopted by the stockholders to provide that directors be divided into one, two or three classes. The term of office of one class of directors shall expire each year with the terms of office of no two classes expiring the same year. Microvision-DE has not established a classified Board of Directors.

Cumulative Voting for Directors.

        Under Washington law, unless the articles of incorporation provide otherwise, shareholders are entitled to use cumulative voting in the election of directors. Microvision-WA's Articles do not permit cumulative voting.

        Delaware law permits cumulative voting if provided in the certificate of incorporation. The Microvision-DE Certificate does not provide for cumulative voting rights.

Special Stockholder Meetings.

        Under Washington law, a special meeting of shareholders may be called in a public company by the Board of Directors or any persons authorized to do so by the articles of incorporation or bylaws, and if the articles so provide, by a designated percentage of shareholders who are entitled to vote at such meeting. The Microvision-WA Articles provide that the Chairman of the Board of Directors, the President, a majority of the Board of Directors or the holders of at least 25% of all votes entitled to be cast on any issue proposed to be considered at such meeting may call a special meeting of stockholders.

        Under Delaware law, a special meeting of stockholders may be called by the Board of Directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The Microvision-DE Certificate provides that a special meeting may be called by a majority of the Board of Directors, the Chairman of the Board, the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) or as otherwise provided in the Bylaws. The Microvision-DE Bylaws provide that the holders of at least 25% of all votes entitled to be cast on any issue proposed to be considered at such meeting may also call a special meeting of stockholders.

Filling Vacancies on the Board of Directors.

        The Bylaws of Microvision-WA provide, and Washington law permits, in the absence of a contrary provision in the articles of incorporation, that vacancies on the board, including a vacancy due to an increase in the number of directors, be filled by a vote of the remaining directors with the newly elected directors to serve the remainder of the term of the board seat being filled.

        The Microvision-DE Bylaws provide, and Delaware law permits, that vacancies in the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Actions by Written Consent of Stockholders.

        Under Washington law, the shareholders of a public company may act without a meeting by unanimous written consent.

        Delaware law provides that stockholders may execute an action by written consent in lieu of a stockholder meeting where the stockholders consenting represent the votes necessary to approve such action at a meeting. The Microvision-DE Certificate provides that at any time during which a class of capital stock of the Company is registered under Section 12 of the Securities Exchange Act of 1934 or any similar successor statute, stockholders of such class of the Company may not take any action by written consent.

Amendment to the Microvision-WA Articles of Incorporation and Bylaws and the Microvision-DE Certificate of Incorporation and Bylaws.

        Washington law authorizes a corporation's board of directors to make certain changes to its articles of incorporation without shareholder action. These changes include changes in corporate name, the par value of its stock, and the number of outstanding shares when effectuating a stock split or stock dividend in the corporation's own shares. Other amendments to the articles of incorporation of a Washington corporation that is public must be approved by a majority of all the votes entitled to be cast by any voting group entitled to vote on the amendment unless a higher number is specified in the Company's articles. The Microvision-WA Articles provide that they may be amended with the vote of two-thirds of the outstanding shares entitled to vote thereon.

        Under Delaware law, all amendments to a corporation's certificate of incorporation require the approval of stockholders holding a majority of the voting power of the corporation outstanding and entitled to vote on a matter unless a higher proportion is specified in the certificate of incorporation. Separate voting by class is required by law in certain circumstances where the amendment would adversely affect the rights of such holders. Microvision-DE's Certificate does not require a higher or lower proportion than a majority.

        Since the Microvision-DE Certificate may be amended by the vote of a majority of outstanding shares entitled to vote thereon, approval of the Proposed Reincorporation will reduce the number of shares required to amend the Certificate of Incorporation, and will potentially make it easier for the Company to effect changes to its governing documents.

        Both the Microvision-WA and Microvision-DE Bylaws may be amended by the vote of two-thirds of the outstanding shares entitled to vote thereon.

Anti-takeover Protections.

        Washington law prohibits a "target corporation," with certain exceptions, from engaging in certain "significant business transactions" (such as a merger, certain asset sales or issuance of additional shares) with an "acquiring person" who acquires more than 10% of the voting securities of a target corporation for a period of five years after such acquisition, unless the transaction or the initial acquisition of shares is approved by a majority of the members of the target corporation's board of directors prior to the date of the share acquisition that resulted in the acquiring person owning more than 10% of the voting securities of the target corporation.

        Delaware law has a similar provision that governs Microvision-DE. Except under certain circumstances, Section 203 of the DGCL prohibits a "business combination" between the corporation and an "interested stockholder" within three years of the stockholder becoming an "interested stockholder." Generally, an "interested stockholder" is a person or group that directly or indirectly controls or has the right to acquire or control the voting or disposition of 15% or more of the outstanding voting stock of or is an affiliate or associate of the corporation and became the owner of 15% or more of such voting stock at any time within the previous three years. A "business combination" is defined broadly to include, among other things, (i) mergers and sales or other dispositions of 10% or more of the assets of a corporation with or to an interested stockholder; (ii) certain transactions resulting in the issuance or transfer to the interested stockholder of any stock of the corporation or its subsidiaries; (iii) certain transactions which would result in increasing the proportionate share of the stock of a corporation or its subsidiaries owned by the interested stockholder; and (iv) receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits.

        Under Section 203 of the DGCL, a business combination between a corporation and an interested stockholder is prohibited unless (i) prior to the date the person became an interested stockholder, the board of directors approves either the business combination or the transaction which results in the person becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owns at least 85% of the corporation's voting stock outstanding at the time the transaction is commenced (excluding shares owned by persons who are both directors and officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer); or (iii) the business combination is approved by the board of directors and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

        These restrictions placed on interested stockholders by Section 203 of the DGCL do not apply under certain circumstances, including, but not limited to, the following: (i) if the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by Section 203 of the DGCL; or (ii) if the corporation, by action of its stockholders, adopts an amendment to its bylaws or certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL, provided that such an amendment is approved by the affirmative vote of not less than a majority of the outstanding shares entitled to vote. Such an amendment, however, generally will not be effective until 12 months after its adoption and will not apply to any business combination with a person who became an interested stockholder at or prior to such adoption. Microvision-DE has not elected to take itself outside of the coverage of Section 203 of the DGCL.

        The Company is not aware of any specific effort by any party to assume control of the Company. Both the WBCA and the DGCL include provisions affecting acquisitions and business combinations and the possibility that Section 203 of the DGCL may impede or delay the consummation of any merger or other change of control transaction is not among the principal reasons for the reincorporation.

Mergers, Acquisitions and Other Transactions.

        Under Washington law, a merger, share exchange, consolidation, sale of substantially all of a corporation's assets other than in the regular course of business, or dissolution of a public corporation must be approved by the affirmative vote of a majority of directors when a quorum is present and by two-thirds of all votes of shareholders entitled to be cast by each voting group entitled to vote as a separate group, unless a higher or lower (but not less than a majority) proportion is specified in the articles of incorporation. Microvision-WA's Articles provide for a majority shareholder approval requirement.

        Under Delaware law, a merger, consolidation, sale of all or substantially all of a corporation's assets other than in the regular course of business or dissolution of a corporation must be approved by a majority of the outstanding shares entitled to vote. No vote of stockholders of a constituent corporation surviving a merger is required, however (unless the corporation provides otherwise in its certificate of incorporation), if (i) the merger agreement does not amend the certificate of incorporation of the surviving corporation; (ii) each share of stock of the surviving corporation outstanding before the merger is an identical outstanding or treasury share after the merger; and (iii) the number of shares to be issued by the surviving corporation in the merger does not exceed twenty (20%) of the shares outstanding immediately prior to the merger.

Class Voting.

        Under Washington law, a corporation's articles of incorporation may authorize one or more classes of shares that have special, conditional or limited voting rights, including the right to vote on certain matters as a group. All of Microvision-WA's outstanding shares currently are common stock and therefore always vote as a single class. Under Washington law, a corporation's articles of incorporation may not limit the rights of holders of a class to vote as a group with respect to certain amendments to the articles of incorporation and certain mergers that adversely and separately affect the rights of holders of that class.

        Delaware law requires voting by separate classes only with respect to amendments to the certificate of incorporation that adversely affect the holders of those classes or that increase or decrease the aggregate number of authorized shares or the par value of the shares of those classes.

Transactions with Officers and Directors.

        Washington law provides a safe harbor for enforcing transactions between a corporation and one or more of its directors. A transaction in which a director has a personal interest may not be enjoined, set aside or give rise to damages if (i) it is approved by a majority of the qualified directors on the board of directors or an authorized committee, but in either case no fewer than two qualified directors; (ii) it is approved by the affirmative vote of all qualified shares; or (iii) at the time of commitment, the transaction was fair to the corporation. For purposes of this provision, "qualified director" is one who does not have (a) a conflicting interest respecting the transaction; or (b) a familial, financial, professional or employment relationship with a non-qualified director which relationship would reasonably be expected to exert an influence on the qualified director's judgment when voting on the transaction. "Qualified shares" are defined generally as shares other than those beneficially owned, or the voting of which is controlled, by a director who has a conflicting interest respecting the transaction.

        Delaware law provides that contracts or transactions between a corporation and one or more of its officers or directors or an entity in which they have an interest is not void or voidable solely because of such interest or the participation of the director or officer in a meeting of the board of directors or a committee which authorizes the contract or transaction if (i) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of disinterested directors, even though the disinterested directors are less than a quorum; (ii) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized and approved or ratified by the board of directors, a committee thereof or the stockholders.

Removal of Directors.

        Under Washington law, the shareholders may remove one or more directors with or without cause but only at a special meeting called for the purpose of removing the director. If a director is elected by holders of one or more authorized classes or series of shares, only the holders of those classes or series of shares may participate in the vote to remove the director. Where cumulative voting is permitted, if less than the entire board is to be removed, no director may be removed if the number of votes sufficient to elect the director under cumulative voting is voted against the director's removal. The Bylaws of Microvision-WA provide that any director may be removed with cause by the holders of at least two-thirds of the shares entitled to elect such director.

        Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except that, in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors. Additionally, in the case of a corporation that has a staggered board, no director may be removed without cause. The Microvision-DE Certificate requires the vote of two-thirds of outstanding shares entitled to vote to remove a director with or without cause.

Preemptive Rights.

        Under Washington law, a shareholder possesses preemptive rights unless such rights are specifically denied in the articles of incorporation. The Microvision-WA Articles deny preemptive rights.

        Under Delaware law, a stockholder does not possess preemptive rights unless such rights are specifically granted in the certificate of incorporation. The Microvision-DE Certificate does not provide for preemptive rights.

Dividend Sources.

        Under Washington law, a board of directors may authorize a corporation to make distributions to its shareholders subject to any restrictions imposed by the articles of incorporation, provided that no distribution may be made if after giving it effect (i) the corporation would not be able to pay its debts as they become due in the usual course of business, or (ii) the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The Microvision-WA Articles do not provide additional requirements regarding the distribution of dividends.

        Under Delaware law, a board of directors may authorize a corporation to make distributions to its stockholders, subject to any restrictions in its certificate of incorporation, either (i) out of surplus; or (ii) if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Under Delaware law, no distribution out of net profits is permitted, however, if the corporation's capital is less than the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, until such deficiency has been repaired. The Microvision-DE Certificate does not provide additional requirements regarding the distribution of dividends.

Duration Of Proxies.

        Under Washington law, no proxy is valid for more than eleven months unless a longer period is expressly provided in the proxy.

        Generally, under Delaware law, no proxy is valid for more than three years after its date unless otherwise provided in the proxy.

Appraisal or Dissenters' Rights.

        Under Washington law, a shareholder is entitled to dissent and, upon perfection of his or her appraisal right, to obtain fair value of his or her shares in the event of certain corporate actions, including certain mergers, consolidations, share exchanges, sales of substantially all of the corporation's assets and amendments to the corporation's articles of incorporation that materially and adversely affect shareholder rights. The Proposed Reincorporation may give rise to dissenter's rights for Microvision-WA shareholders. See the section below entitled "DISSENTERS' RIGHTS" for further details.

        Under Delaware law, appraisal rights are available only in connection with certain mergers or consolidations, unless otherwise provided in the corporation's certificate of incorporation. In the event of certain mergers or consolidations, unless the certificate of incorporation otherwise provides, the DGCL does not provide appraisal rights if (i) the shares of the corporation are listed on a national securities exchange or designated as a "National Market System" security or held of record by more than 2,000 shareholders (as long as in the merger the shareholders receive shares of the surviving corporation or any other corporation whose shares are listed on a national securities exchange, designated as a National Market System security, or held of record by more than 2,000 shareholders); or (ii) the corporation is the surviving corporation and no vote of its shareholders is required for the merger under the DGCL.

TAX CONSEQUENCES

        The following is a discussion of certain federal income tax considerations that may be relevant to holders of Microvision-WA common stock, who will receive Microvision-DE common stock in exchange for their Microvision-WA common stock as a result of the Proposed Reincorporation. The discussion does not address all of the federal income tax consequences of the Proposed Reincorporation that may be relevant to particular Microvision-WA shareholders, such as dealers in securities, or those Microvision-WA shareholders who acquired their shares upon the exercise of stock options, nor does it address the tax consequences to holders of options or warrants to acquire Microvision-WA common stock. Furthermore, no other federal tax considerations and no foreign, state, or local tax considerations are addressed herein. IN VIEW OF THE VARYING NATURE OF SUCH TAX CONSEQUENCES, EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED REINCORPORATION, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Proxy Statement.

        The Proposed Reincorporation is expected to qualify as a reorganization within the meaning of Section 368(a) of the Code, with the following federal income tax consequences:

        (a)  No gain or loss will be recognized by holders of Microvision-WA common stock upon receipt of Microvision-DE common stock pursuant to the Proposed Reincorporation;

        (b)  The aggregate tax basis of the Microvision-DE common stock received by each shareholder in the Proposed Reincorporation will equal the aggregate tax basis of the Microvision-WA common stock surrendered in exchange therefor;

        (c)  The holding period of the Microvision-DE common stock received by each shareholder of Microvision-WA will include the period during which such shareholder held the Microvision-WA common stock surrendered in exchange therefor, provided that such Microvision-WA common stock was held by the shareholder as a capital asset at the time of the Proposed Reincorporation; and

        (d)  No gain or loss will be recognized by Microvision-WA or Microvision-DE in connection with the Proposed Reincorporation.

        The Company has not requested a ruling from the Internal Revenue Service (the "IRS") or an opinion of counsel with respect to the federal income tax consequences of the Proposed Reincorporation under the Code. The Company believes that such a ruling and opinion are unnecessary and would add unneeded cost and delay because it knows of no reason why the IRS should challenge the described income tax consequences of the Proposed Reincorporation. However, a successful IRS challenge to the reorganization status of the Proposed Reincorporation would result in material adverse tax consequences to Microvision-WA, and in a shareholder recognizing gain or loss with respect to each share of Microvision-WA common stock exchanged in the Proposed Reincorporation.

DISSENTERS' RIGHTS

        The Proposed Reincorporation may create dissenters' rights under Washington law. Shareholders are or may be entitled to assert dissenters' rights under Chapter 23B.13 of the Revised Code of Washington. A copy of such Chapter is included with these proxy materials. A shareholder who wishes to assert dissenters' rights must (a) deliver to the Company before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the Proposed Reincorporation is effected, and (b) not vote such shares in favor of the Proposed Reincorporation. The Company will not treat a vote against this proposal as a notice sufficient to meet such requirements. A vote for this proposal will serve as a waiver of dissenters' rights pursuant to Chapter 23B.13. Shareholders are encouraged to examine Chapter 23B.13 for more information on the nature and limitations of such dissenters' right and the manner in which a shareholder, if the shareholder so desires, must perfect such rights.

EFFECTIVE TIME OF THE REINCORPORATION

        Subject to the terms and conditions of the Proposed Reincorporation, we intend to file appropriate merger documents with the Washington Secretary of State and the Delaware Secretary of State as soon as practicable after an adoption and approval of the Plan of Merger and the Proposed Reincorporation by the Company's shareholders. The reincorporation will become effective at the time specified in the merger document filed in Delaware, after the last of such filings is completed. We presently contemplate that such filings will be made on or about June 24, 2003.

INTEREST OF BOARD OF DIRECTORS AND OFFICERS

        The Reincorporation Proposal may benefit the members of the Board of Directors and our officers. Since Delaware law may be more favorable to their interests as officers and directors in that it affords predictability with respect to the application of indemnification provisions and limitations on liability, the Board of Directors and officers of the Company may be viewed as having a personal interest in the approval of the Proposed Reincorporation to the potential detriment of the shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND THE PROPOSED REINCORPORATION.

Proposal—Election Of Directors

        The Board of Directors oversees our business and affairs and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and our principal advisers by reading the reports and other materials that we send them regularly and by participating in Board and committee meetings. Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve.

        Richard Raisig resigned from our Board of Directors in August 2002, but still serves as the Company's Chief Financial Officer and Vice President, Operations. Our Board of Directors continues to seek, from time to time, an additional board member to fill this vacancy who brings expertise in technology and commercialization and delivery. Until this vacancy is filled, our Board of Directors will consist of nine members who will be elected at the Annual Meeting to serve until their successors are duly elected and qualified at the next annual meeting of shareholders, unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. Proxies cannot be voted for a greater number of persons than the number of nominees named.

        If any nominee is unable to stand for election, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. All of the nominees are currently directors of the Company. The Company is not aware that any nominee is or will be unable to stand for election.

        Proxies received from shareholders, unless directed otherwise, will be voted FOR the election of the nominees listed below. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES NAMED BELOW AS DIRECTORS OF THE COMPANY.

        Set forth below are the name, position held and age of each of the nominees for director of the Company. The principal occupation and recent employment history of each of the nominees are described below, and the number of shares of common stock beneficially owned by each nominee as of April 15, 2003, is set forth on pages 28-29.

Name	Age	Position
Richard F. Rutkowski(3)	47	Chief Executive Officer, Director
Stephen R. Willey	49	President, Director
Jacqueline Brandwynne(3)	65	Director
Jacob Brouwer(2)(3)	76	Director
Richard A. Cowell(2)	55	Director
Walter J. Lack(1)(2)(3)	55	Chairman of the Board, Director
William A. Owens(1)	62	Director
Robert A. Ratliffe(1)	42	Director
Dennis Reimer(2)	63	Director

(1)
Member of the Compensation Committee

(2)
Member of the Audit Committee

(3)
Member of the Finance Committee

        Richard F. Rutkowski has served as Chief Executive Officer of the Company since September 1995 and as a director since August 1995. Mr. Rutkowski served as the Company's President from July 1996 to August 2002. From November 1992 to May 1994, Mr. Rutkowski served as Executive Vice President of Medialink Technologies Corporation (formerly Lone Wolf Corporation), a developer of high-speed digital networking technology for multimedia applications in audio-video computing, consumer electronics and telecommunications. From February 1990 to April 1995, Mr. Rutkowski was a principal of Rutkowski, Erickson, Scott, a consulting firm. Mr. Rutkowski also serves as a director of CMT Crimble Microtest.

        Stephen R. Willey has served as President of the Company since August 2002 and as a director since June 1995. Mr. Willey served as the Company's Executive Vice President from October 1995 to August 2002, and an Industrial Fellow for the University of Washington's HIT Lab from October 1993 to October 1996. From January 1994 to April 1996, Mr. Willey served as an outside consultant to the Company through The Development Group, Inc. ("DGI"), a business and technology consulting firm founded by Mr. Willey in 1985. Mr. Willey served as Division Manager CREO Products, Inc., an electro-optics equipment manufacturer, from June 1989 to December 1992. Mr. Willey serves as a director of Pro.Net Communications, Inc., AirIQ, Inc., CMT Crimble Microtest and eVenture Capital Corporation.

        Jacqueline Brandwynne has served as a director of the Company since October 2000. Ms. Brandwynne is President and CEO of Brandwynne Corporation, a business focusing on marketing healthcare products. Ms. Brandwynne founded Brandwynne Corporation in 1981. Ms. Brandwynne also owns and manages Very Private, a specialized consumer products and media company. Ms. Brandwynne is a business strategist with over twenty-five years of experience working with companies including Citicorp, where she was the Global Business Strategist, American Cyanamid, Bristol Myers/Clairol, Revlon, National Liberty Life, Seagram & Sons and Neutrogena. She has recently been appointed to the Board of the Fantastic Corporation and serves on several not-for-profit Boards, including the California Institute of the Arts, the Los Angeles Opera, and Amici Degli Uffici in Florence, Italy.

        Jacob Brouwer has served as a director of the Company since July 1996. Mr. Brouwer is the Chairman and Chief Executive Officer of Brouwer Claims Canada & Co. Ltd., an insurance adjusting company that he founded in 1986. Mr. Brouwer has served as a director for numerous companies, including the Canadian National Railway Company, Grand Trunk Railway (USA), First Interstate Bank of Washington and First Interstate Bank of Canada, The Insurance Corporation of British Columbia, Air BC, Golden Tulip Hotels Ltd., Prime Resources Group Inc. (Homestake), and Pioneer Life Assurance Company and former Chairman of the International Financial Centre of British Columbia and Northwestel Inc. Mr. Brouwer currently serves as a Director of Doman Industries Limited, a major Canadian Forest Company, The Family Insurance Company, and Great Canadian Gaming Corporation and was recently appointed as a board member of the West Vancouver Police Commission for the Province of British Columbia. He also serves on the Board of Governors of several charitable organizations such as the YMCA, Vancouver Aquarium, the Vancouver Bach Choir and the PC Canada Fund.

        Colonel Richard A. Cowell, USA, (Ret.) has served as a director of the Company since August 1996. Colonel Cowell is a Principal at Booz Allen & Hamilton, Inc. where he is involved in advanced concepts development and technology transition, joint and service experimentation, and the interoperability and integration of command and control systems for Department of Defense and other agencies. Prior to joining Booz Allen & Hamilton, Inc. in March of 1996, Colonel Cowell served in the United States Army for 25 years. Immediately prior to his retirement from the Army, Colonel Cowell served as Director of the Louisiana Maneuvers Task Force reporting directly to the Chief of Staff, Army. Colonel Cowell has authored and received awards for a number of documents relating to the potential future capabilities of various services and agencies.

        Walter J. Lack has served as a director of the Company since August 1995. Mr. Lack is a partner of Engstrom, Lipscomb & Lack, a Los Angeles, California law firm that he founded in 1974. Mr. Lack has acted as a special arbitrator for the Superior Court of the State of California since 1976 and for the American Arbitration Association since 1979. He is a member of the International Academy of Trial Lawyers and an Advocate of the American Board of Trial Advocates. Mr. Lack also serves as a director of HCCH Insurance Holdings, Inc., a multinational insurance company listed on The New York Stock Exchange. He is a director of SUPERGEN, Inc., a pharmaceutical company listed on NASDAQ, dedicated to the development of products for the treatment of various cancers. Mr. Lack has been involved in a number of start-up companies, both as an investor and as a director.

        Admiral William A. Owens, USN, (Ret.) has served as a director of the Company since October 1998. Since August 1998, Admiral Owens has been the Vice Chairman and Co-Chief Executive Officer of Teledesic LLC, a satellite communications network company. Prior to joining Teledesic, Admiral Owens was President, Chief Operating Officer and Vice Chairman of the Board of Science Applications International Corporation ("SAIC"), a diversified high-technology research and engineering company. Prior to joining SAIC, Admiral Owens was Vice Chairman of the Joint Chiefs of Staff, the nation's second highest ranking military officer. From 1991 to 1993, Admiral Owens was deputy chief of Naval Operations for Resources, Warfare Requirements and Assessments, and from 1990 to 1991 served as commander of the U.S. Sixth Fleet. From 1988 to 1991, Admiral Owens served as senior military assistant to the Secretary of Defense. In 1988 Admiral Owens was the director of the Office of Program Appraisal for the Secretary of the Navy and in 1987 he served as commander of Submarine Group Six, the Navy's largest submarine group. Admiral Owens serves on the boards of Teledesic LLC, Symantec, Inc., Cray Inc., Polycom, Inc., British American Tobacco Industries, p.l.c., Nortel Networks Corporation, Telestra Corporation Limited, ViaSat, Inc, IDT Corporation, Wireless Facilities, Inc. and Metal Storm Limited.

        Robert A. Ratliffe has served as a director of the Company since July 1996. From 1996 through April 2003, Mr. Ratliffe was Vice President and principal of Eagle River, Inc., an investment company specializing in the telecommunications and technology sectors, and held various management positions for the firm's portfolio companies. From 1986 to 1996, Mr. Ratliffe served as Senior Vice President, Communications, for AT&T Wireless Services, Inc., and its predecessor, McCaw Cellular Communications, Inc., where he also served as Vice President of External Affairs and as Vice President of Acquisitions and Development. Prior to joining McCaw Cellular Communications, Inc., Mr. Ratliffe was a Vice President with Seafirst Bank.

        General Dennis J. Reimer, USA, (Ret.) has served as a director of the Company since February 2000. General Reimer is the Director of the National Memorial Institute for the Prevention of Terrorism. General Reimer became the 33rd Chief of Staff, U.S. Army on June 20, 1995. Prior to that, he was the Commanding General of the United States Army, Forces Command, Fort McPherson, Georgia. During his military career he has commanded soldiers from company to Army level. General Reimer served in a variety of joint and combined assignments and has served two combat tours in Vietnam. He also served in Korea as the Chief of Staff, Combined Field Army and Assistant Chief of Staff for Operations and Training, Republic of Korea/United States Combined Forces Command. He served three other tours at the Pentagon as aide-de-camp to the Army Chief of Staff, General Creighton Abrams, as the Deputy Chief of Staff for Operations and Plans for the Army during Desert Storm, and as Army Vice Chief of Staff. General Reimer serves on the boards of DRS Technologies, Inc., Plato Learning Inc. and Mutual of America Life Insurance Company.

Board Meetings and Committees

        The Board of Directors met six times during 2002. Each director, other than Mr. Ratliffe, attended at least 75% of the aggregate meetings of the Board and meetings of the Board committees on which they served. Mr. Ratliffe attended 57% of the aggregate meetings of the Board and the Compensation Committee. The Board also approved certain actions by unanimous written consent.

        The Board of Directors has an Audit Committee, a Compensation Committee and a Finance Committee. There is no standing nominating or other committee that recommends qualified candidates to the Board for election as directors. The entire Board performs these duties.

        The Audit Committee reviews the Company's accounting practices, internal accounting controls, and interim and annual financial results, and oversees the engagement of the Company's independent auditors. Messrs. Cowell, Brouwer, Lack and Reimer currently serve on the Audit Committee, with Mr. Cowell serving as Chairman. The Audit Committee met six times during 2002.

        The Compensation Committee makes decisions on behalf of, and recommendations to, the Board regarding salaries, incentives and other forms of compensation for directors, officers and other key employees, and administers policies relating to compensation and benefits. The Compensation Committee also serves as the Plan Administrator for our stock option plans. The Compensation Committee's Report on Executive Compensation for 2002 is set forth below beginning on page 25. Messrs. Lack, Owens, and Ratliffe currently serve as members of the Compensation Committee, with Mr. Lack serving as Chairman. The Compensation Committee met one time during 2002.

        The Finance Committee makes recommendations to the Board on matters related to financing and our capitalization. Messrs. Rutkowski, Brouwer and Lack and Ms. Brandwynne are the current members of the Finance Committee, with Mr. Rutkowski serving as Chairman. The Finance Committee met four times during 2002.

Director Compensation

        Pursuant to the Independent Director Stock Option Plan (the "Director Plan"), each Independent Director is granted a nonstatutory option to purchase 15,000 shares of common stock on the date on which he or she is elected or appointed to the Board of Directors. These options are fully vested and immediately exercisable upon the date of grant. Each Independent Director also receives, upon his or her initial appointment or election and upon each subsequent reelection to the Board of Directors, an option to purchase 15,000 shares that will vest in full on the earlier of (i) the day prior to the date of the Company's annual meeting of shareholders next following the date of grant, or (ii) one year from the date of grant, provided the Independent Director continues to serve as a director on the vesting date. If an Independent Director ceases to be a director for any reason other than death or disability before his or her term expires, then any outstanding unvested options issued under the Director Plan to such Independent Director will be forfeited. Options vested as of the date of termination are exercisable through the date of expiration. The exercise price is equal to the average closing price of the Company's common stock as reported on the Nasdaq National Market during the ten trading days prior to the date of grant. The options expire on the tenth anniversary of the date of grant.

        In addition, each Independent Director receives the following cash compensation for his or her service as a director:

  •
  A fee of $10,000 that accrues as of the date of appointment or election to the Board of Directors, and as of the date of each subsequent reelection;

  •
  A fee of $1,000 per Board meeting attended by the director; and

  •
  A fee of $1,500 for the committee chair or $1,000 per committee member for each committee meeting attended by the director that is held on a day other than a day on which a Board meeting is held.

        At the July 25, 2002 meeting of the Board, the directors agreed to reduce the cash compensation payable to each Independent Director by ten percent until the first meeting following the date on which the closing price of the Company's common stock on the Nasdaq was at least double the $2.99 closing price on July 25, 2002. The compensation reduction was effective until the Board meeting on December 19, 2002, following the December 6, 2002 closing price of $6.47.

        Any Independent Director who is appointed to the Board would receive a pro rata portion of the annual fee based on the period remaining in the Board's current term of service. All directors are reimbursed for reasonable travel and other out-of-pocket expenses incurred in attending meetings of the Board of Directors.

Compensation Committee Interlocks And Insider Participation

        Ms. Brandwynne, a director, served as a member of the Compensation Committee through April 2001. For information regarding Ms. Brandwynne's consulting relationship with the Company, see "Certain Relationships and Related Transactions" on page 31.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and greater-than-10% shareholders file reports with the SEC relating to their initial beneficial ownership of the Company's securities and any subsequent changes. They must also provide us with copies of the reports.

        Based on copies of reports furnished to us, we believe that all of these reporting persons complied with their filing requirements during 2002.

OTHER BUSINESS

        We know of no other matters to be voted on at the Annual Meeting. If, however, other matters are presented for a vote at the meeting, the proxy holders (the individuals designated on the proxy card) will vote your shares according to their judgment on those matters.

EXECUTIVE COMPENSATION AND OTHER MATTERS

        Executive officers are appointed by our Board of Directors and hold office until their successors are elected and duly qualified. In addition to Messrs. Rutkowski and Willey, who also serve as directors of the Company, the following persons serve as executive officers of the Company:

        Richard A. Raisig, age 55, has served as Chief Financial Officer and Vice President, Operations of the Company since August 1996. Mr. Raisig served as the Company's Secretary from April 1998 to May 2002 and as a director of the Company from March 1996 to August 2002. From June 1995 to August 1996, Mr. Raisig was Chief Financial Officer of Videx Equipment Corporation, a manufacturer and rebuilder of wire processing equipment for the cabling industry. From July 1992 to May 1995, Mr. Raisig was Chief Financial Officer and Senior Vice President-Finance for Killion Extruders, Inc., a manufacturer of plastic extrusion equipment. From February 1990 to July 1992, Mr. Raisig was Managing Director of Crimson Capital Company, an investment banking firm. Prior to 1990, Mr. Raisig was a Senior Vice President of Dean Witter Reynolds, Inc. Mr. Raisig is a Certified Public Accountant.

        William L. Sydnes, age 58, has served as Chief Operating Officer of the Company since June 2001. Prior to joining the Company, from 1998 to 2000, Mr. Sydnes was Vice President, Product Development and Operations with SENSAR, Inc., a New Jersey-based firm that developed identification technology that verifies the identity of an individual utilizing the unique patterns of the iris of an individual's eyes. From 1994 to 1997, Mr. Sydnes was President and CEO for Sarnoff Real Time Corporation, which developed a family of scaleable massively parallel streaming servers. Mr. Sydnes was President of Commodore International Services Corporation, and served IBM for 18 years as a business unit manager for low-end systems where he helped define the base architecture for the IBM PC, XT, AT and PCjr. Mr. Sydnes holds a B.S. from Florida Atlantic University.

        Clarence T. Tegreene, age 43, has served as Chief Technology Officer of the Company since October 2001. Mr. Tegreene joined the Company in 1997 and served as Intellectual Property Counsel. Prior to joining the Company, from 1992 to 1997, Mr. Tegreene was an Associate with Seed & Berry, LLP, an intellectual property law firm in the Northwest, where he specialized in patent prosecution and related IP matters. From 1989 to 1992, Mr. Tegreene was an Associate with Cravath Swaine & Moore, a New York general practice law firm, where he specialized in corporate transactional work. Mr. Tegreene holds an M.S.E.E. degree from Georgia Tech and a J.D. (Law Review) from New York University. Before pursuing a law career, he was a research and design engineer at Motorola where he designed optical and microwave systems and components. Mr. Tegreene holds four patents relating to optical technology. Mr. Tegreene is a member of the Washington State Bar and is registered to practice before the U.S. Patent and Trademark Office.

        Dr. V. G. Veeraraghavan, age 52, has served as Senior Vice President, Research & Product Development of the Company since July 2001. Prior to joining the Company, from 1998 to 2001, Dr. Veeraraghavan served in senior management with Standard MEMS, a MEMS semiconductor fabrication, end-product packaging and systems integration firm. During his service with Standard MEMS, Dr. Veeraraghavan was, first, Vice President of its operations wafer foundry responsible for engineering and production of MEMS wafers and, second, was Vice President Business Development. From 1991 to 1998, Dr. Veeraraghavan served in various management positions at Lexmark International, Inc., a developer and manufacturer of novel color laser and inkjet solutions. Dr. Veeraraghavan holds an M.S. and a Doctorate in Materials Engineering from Purdue University and an M.B.A. from the University of Kentucky. He also received a B.S. in Science from the University of Madras (India) and a B.S. in Metallurgy from the Indian Institute of Science.

        Andrew U. Lee, age 51, has served as Vice President, Sales of the Company since 1997. Prior to joining the Company, from 1992 to 1997, Mr. Lee was Senior Director, National Systems Sales for AEI Music Network, Inc., the largest audio-visual systems integrator in the United States. From 1988 to 1991, Mr. Lee was Vice President of Sales and Marketing for ADB Industries, Inc., a manufacturer of precision mechanical assemblies for the medical, defense and aerospace industries. Mr. Lee holds a B.S. in Political Science from the University of California at Berkeley.

        Todd R. McIntyre, age 41, has served as Vice President of Business Development of the Company since 1996. Mr. McIntyre's experience in emerging markets includes business development and marketing with development stage companies in a variety of technology segments including wireless telecommunications products and services, internet software products, and digital and print media. Mr. McIntyre holds an M.B.A. from Stanford University and a B.A. from Hendrix College.

        Thomas E. Sanko, age 48, has served as Vice President of Marketing and Product Management at the Company since February 2001. Prior to joining the Company, from 1999 to 2001, Mr. Sanko was a consultant to Guidant Corp., a manufacturer of cardiovascular surgery products. From 1996 to 1999, Mr. Sanko was Business Manager at InControl, Inc., a manufacturer of electrophysiology products. Prior to 1996, Mr. Sanko served as Director of Marketing for Heart Technology, Inc., and earlier, for Davis and Geck. Both companies are medical device manufacturers. Mr. Sanko has an M.B.A. from the University of Michigan and a B.S. in Mechanical Engineering from the University of Pittsburgh.

        Thomas M. Walker, age 38, joined the Company in May 2002 and serves as Vice President, General Counsel and Secretary. Prior to joining, Mr. Walker served as Senior Vice President, General Counsel and Secretary of Advanced Radio Telecom Corp., a publicly held technology and services company where he managed domestic and international legal affairs from April 1996 to April 2002. Prior to that, Mr. Walker advised publicly and privately held businesses while practicing in the Los Angeles offices of the law firms of Pillsbury Winthrop and Buchalter, Nemer Fields and Younger. Mr. Walker holds a B.A. from Claremont McKenna College and a J.D. from the University of Oregon.

        Jeff T. Wilson, age 42, has served as Vice President, Accounting of the Company since April 2002, as Controller and Principal Accounting Officer of the Company since August 1999 and as Director of Accounting of the Company from August 1999 to March 2002. Prior to joining the Company, from 1991 to 1999 Mr. Wilson served in various accounting positions for Siemens Medical Systems, Inc., a developer and manufacturer of medical imaging equipment. Prior to 1991, Mr. Wilson served as a manager with the accounting firm Price Waterhouse (currently PricewaterhouseCoopers LLP). Mr. Wilson is a certified public accountant. Mr. Wilson holds a B.S. in Accounting from Oklahoma State University.

Executive Compensation

        The following table sets forth the compensation awarded or paid to or earned by our Chief Executive Officer and our next four most highly compensated executive officers (the "Named Executive Officers"):

Long-Term Compensation
	Annual Compensation			Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation(1) ($)
Richard F. Rutkowski, Chief Executive Officer, Director	2002 2001 2000	336,000 285,000 225,000	139,400 185,000 200,000	— 242,040 300,000	94,441 56,394 41,238
Stephen R. Willey, President, Director	2002 2001 2000	270,000 245,000 185,000	108,800 145,000 127,000	— 86,628 72,000	36,442 36,287 18,460
Richard A. Raisig, Chief Financial Officer and Vice President, Operations	2002 2001 2000	250,000 215,000 170,000	82,450 110,000 105,000	— 142,210 204,000	43,018 61,069 381,482
William L. Sydnes(2) Chief Operations Officer	2002 2001	245,000 94,957	76,500 55,000	— 285,000	63,759 71,598
Vilakkudi Veeraraghavan(2) Senior Vice President, Research & Product Development	2002 2001	205,000 68,317	44,625 35,000	— 234,454	87,922 12,117

(1)
All Other Compensation amounts for 2002 include payment of relocation expenses for Messrs. Sydnes and Veeraraghavan of $60,509 and $81,922, respectively. The amounts also include contributions of $5,500, $5,500, $5,269, $2,106, and $6,000 to the accounts of Messrs. Rutkowski, Willey, Raisig, Sydnes and Veeraraghavan, respectively, under the Company's qualified 401(k) Retirement Plan. The amounts also include forgiveness of $88,941, $30,942, $37,749, and $1,144 of interest for Messrs. Rutkowski, Willey, Raisig, and Sydnes, respectively, under the Company's Executive Option Exercise Note Plan and Executive Loan Plan. For a description of the two plans, see "Executive Loan Plans" below. No Restricted Stock Awards or Long-Term Incentive Plan payments were made as of December 31, 2002.

(2)
Messrs. Sydnes and Veeraraghavan joined the Company in 2001.

Stock Option Grants in the Last Fiscal Year

        There were no stock option grants made to Named Executive Officers during the fiscal year ended December 31, 2002.

Aggregated Option Values as of Year End 2002

        The following table provides information regarding the aggregate number of options exercised during the fiscal year ended December 31, 2002, by each of the Named Executive Officers and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2002.

			Number of Securities Underlying Unexercised Options/SARs at Dec. 31, 2002(1)(2)		Value of Unexercised In-the-Money Options at Dec. 31, 2002(3)
	Shares Acquired on Exercise
Name		Value Realized ($)				Unexercisable ($)
			Exercisable	Unexercisable	Exercisable ($)
Richard F. Rutkowski	—	—	282,040	150,000	—	—
Stephen R. Willey	—	—	219,636	18,000	—	—
Richard A. Raisig	—	—	177,943	—	—	—
William L. Sydnes	—	—	85,000	—	—	—
Vilakkudi Veeraraghavan	—	—	52,090	17,364	—	—

(1)
These amounts represent the total number of shares subject to stock options held by the named executive officers at December 31, 2002.

(2)
In November 2002, the Company offered to exchange most of its outstanding options to purchase common stock for new options scheduled to be granted on or after June 11, 2003 (the "Exchange Program"). Named Executive Officers tendered options to purchase an aggregate of 1,509,468 shares of the Company's common stock, which were cancelled on December 10, 2002. Under the terms of the Exchange Program, the Company is required to grant new options to Named Executive Officers to purchase an aggregate of 992,008 of the Company's common stock.

(3)
The value of unexercised in-the-money options is based on the difference between $5.32 (the fair market value of the Company's common stock as reflected by the closing price of the common stock on the Nasdaq National Market as of December 31, 2002) and the exercise price of such options multiplied by the number of shares issuable upon exercise thereof. No Named Executive Officers held unexercised in-the-money options as of December 31, 2002.

        In 1997, Mr. Rutkowski received options to purchase up to an aggregate of 340,000 shares of common stock for service to the Company through December 31, 2001, and Mr. Raisig received options to purchase up to an aggregate of 136,000 shares of common stock for service to the Company through December 31, 2000. In 1998, Mr. Willey received options to purchase up to an aggregate of 238,000 shares of common stock for service to the Company through December 31, 2002.

        In connection with the extension of their employment agreements, in April 2000, Mr. Rutkowski was granted options to purchase up to 300,000 shares of common stock for services to the Company during the period January 1, 2002, through December 31, 2004; Mr. Willey was granted options to purchase up to 72,000 shares of common stock for services to the Company during the period January 1, 2003, through December 31, 2003; and Mr. Raisig was granted options to purchase up to 204,000 shares of common stock for services to the Company during the period January 1, 2001, through December 31, 2003.

        In connection with his employment agreement, in June 2001, Mr. Sydnes was granted options to purchase up to 200,000 shares of common stock for services to the Company during the period June 27, 2001, through June 30, 2005. These options have ten-year terms and vest in 15 increments, 25,000 shares on December 31, 2001, 12,500 shares on March 31, 2002, 12,500 shares on June 30, 2002, and the remaining 150,000 shares vest equally in twelve quarterly installments beginning on September 30, 2002.

        All of these options have ten-year terms and vest quarterly. The options of Messrs. Rutkowski, Willey, Raisig, and Sydnes will vest immediately and become exercisable upon the occurrence of certain events following a change in control. Upon termination of Messrs. Rutkowski, Willey, Raisig or Sydnes, without cause, options granted thereto will continue to vest and become exercisable until fully vested.

        In October 2001, the Company issued additional grants as a means to re-establish and enhance the long-term incentive value of the Company's stock option policies for employees and Independent Directors. The Company issued 242,040, 86,628, 142,210, 85,000, and 69,454 options to Messrs. Rutkowski, Willey, Raisig, Sydnes, and Veeraraghavan, respectively. These grants were issued within the 1996 Plan. The conditions of these options issued are the same as those under the 1996 Plan, except for vesting. Vesting of Messrs. Rutkowski, Willey, Raisig and Sydnes options occurred with the first 25% vesting on the grant date and the remainder vesting 25% on December 31, 2001, 25% on March 31, 2002, and 25% on June 30, 2002. Vesting of Mr. Veeraraghavan's options occurs with the first 25% vesting on the grant date and the remainder vesting 25% on April 24, 2002, 25% on October 24, 2002 and 25% on April 24, 2003.

Employment Agreements

        Effective October 1, 1997, the Company entered into an employment agreement with Mr. Rutkowski. Under the employment agreement, Mr. Rutkowski receives a base salary and an annual cash performance bonus in an amount determined annually by the Compensation Committee of the Board of Directors ("Compensation Committee"). Mr. Rutkowski also is entitled to all benefits offered generally to the Company's employees. In December 2001, the Compensation Committee adjusted Mr. Rutkowski's base salary for 2002 to $336,000. In April 2000, the Compensation Committee extended the term of his employment agreement to December 31, 2004. Upon termination without cause prior to a change of control of the Company, Mr. Rutkowski will be entitled to a severance payment of the greater of his current base salary, from the date of termination to December 31, 2004, or his current base salary for one year. Upon a termination following a change of control of the Company, Mr. Rutkowski will be entitled to a severance payment equal to the sum of three times his current base salary and the average cash performance bonus he received in the three preceding calendar years.

        Effective October 1, 1998, the Company entered into an employment agreement with Mr. Willey. Under the employment agreement, Mr. Willey receives a base salary and an annual cash performance bonus in an amount determined annually by the Compensation Committee. Mr. Willey also is entitled to all benefits offered generally to the Company's employees. In December 2001, the Compensation Committee adjusted Mr. Willey's base salary for 2002 to $270,000. In April 2000, the Compensation Committee extended the term of his employment agreement to December 31, 2003. Upon termination without cause, prior to a change of control of the Company, Mr. Willey will be entitled to a severance payment of the greater of his current base salary, from the date of termination to December 31, 2003, or his current base salary for one year. Upon a termination following a change of control of the Company, Mr. Willey will be entitled to a severance payment equal to the sum of three times his current base salary and the average cash performance bonus he received in the three preceding calendar years.

        Effective October 1, 1997, the Company entered into an employment agreement with Mr. Raisig. Under the employment agreement, Mr. Raisig receives a base salary and an annual cash performance bonus in an amount determined annually by the Compensation Committee. Mr. Raisig also is entitled to all benefits offered generally to the Company's employees. In December 2001, the Compensation Committee adjusted Mr. Raisig's base salary for 2002 to $250,000. In April 2000, the Compensation Committee extended the term of Mr. Raisig's employment agreement to December 31, 2003. Upon termination without cause, prior to a change of control of the Company, Mr. Raisig will be entitled to a severance payment of the greater of his current base salary, from the date of termination to

December 31, 2003, or his current base salary for one year. Upon a termination following a change of control of the Company, Mr. Raisig will be entitled to a severance payment equal to the sum of three times his current base salary and the average cash performance bonus he received in the three preceding calendar years.

        Effective June 27, 2001, the Company entered into an employment agreement with Mr. Sydnes. Under the employment agreement, Mr. Sydnes received a base salary of $215,000 through the end of 2001. Thereafter, his base salary will be determined annually by the Compensation Committee. Mr. Syndes also receives an annual cash performance bonus in an amount determined by the Compensation Committee. Mr. Sydnes also is entitled to all benefits offered generally to the Company's employees. In December 2001, the Compensation Committee adjusted Mr. Sydnes' base salary for 2002 to $245,000. The term of his employment agreement shall end June 30, 2005, unless the Agreement is extended by the parties. Upon termination without cause prior to July 1, 2003 and prior to a change of control of the Company, Mr. Sydnes will be entitled to a severance payment equal to his base salary for one year. Upon termination without cause after July 1, 2003 but prior to a change of control of the Company, Mr. Syndes will be entitled to a severance payment of the greater of his current base salary, from the date of termination to June 30, 2005, or his current base salary for one year. Upon a termination following a change of control of the Company, Mr. Syndes will be entitled to a severance payment equal to the sum of three times his current base salary and the average cash performance bonus he received in the three preceding calendar years.

Executive Loan Plans

        The Company previously adopted two loan plans under which Richard F. Rutkowski, Stephen Willey, Richard Raisig, and William L. Sydnes may borrow funds from the Company. Under the Executive Option Exercise Note Plan (the "Option Exercise Plan"), each executive could borrow up to two times their base salary from the Company, against full recourse promissory notes, to exercise options to purchase the Company's common stock. Under the Executive Loan Plan (the "Loan Plan"), adopted in July 2000, each executive could borrow funds from the Company on a line of credit. The combined borrowings under both facilities could not exceed three times an executive's base salary. Mr. Rutkowski was granted a borrowing limit increase of an additional $500,000 during 2001 and an additional $200,000 during 2002. At the end of each year, the Company will forgive the interest that accrued under the loans if the executive remains employed by the Company. In 2002, the Company forgave $88,941, $30,942, $37,749, and $1,144 of interest for Messrs. Rutkowski, Willey, Raisig, and Sydnes, respectively. No additional loans have been made under either the Option Exercise Plan or the Loan Plan since July 2002, and the Company does not intend to make any additional loans under these plans. For additional details regarding loan balances and terms, see "Certain Relationships and Related Transactions" on page 31.

Certain Tax Considerations Related to Executive Compensation

        As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended, in the event that compensation paid by the Company to a "covered employee" (the chief executive officer and the next four highest paid employees) in a year were to exceed an aggregate of $1,000,000, the Company's deduction for such compensation could be limited to $1,000,000.

Report On Executive Compensation For 2002 By The Compensation Committee

Executive Compensation Philosophy

        The Compensation Committee of the Board of Directors is comprised of three Independent Directors. The Compensation Committee is responsible for evaluating compensation levels and compensation programs for executives and for making appropriate compensation awards for executive management.

        The executive compensation program of the Company is designed to attract, retain and motivate executive officers capable of leading the Company to meet its business objectives. These objectives include creating and preserving strong financial performance, positioning the Company in markets and industry segments offering long-term growth opportunities, enhancing long term shareholder value and ensuring the survival of the Company. The Compensation Committee's philosophy is for the Company to use compensation policies and programs that align the interests of executive management with those of the shareholders and to provide compensation programs that incentivize and reward both the short and long-term performance of the executive officers based on the success of the Company in meeting its business objectives. The accomplishment of these objectives is measured against conditions prevalent in the industry in which the Company operates.

Executive Employment Agreements

        The Compensation Committee has determined that the interests of the Company and its shareholders are best served by the Company entering into employment agreements with certain executive officers. These employment agreements are summarized under "Employment Agreements" above. The Compensation Committee believes that such employment arrangements benefit the Company and its shareholders by attracting and retaining executive officers with demonstrated leadership abilities and securing their services over an extended period of time.

Executive Compensation Components

        The available forms of executive compensation include base salary, incentive bonus awards, and stock options. Performance of the Company is a key consideration. However, the Company's executive compensation policy recognizes that stock price is only one measure of performance, and given industry business conditions and the long-term strategic direction and goals of the Company, it may not necessarily be the best current measure of executive performance. Therefore, the Compensation Committee also considers the Company's achievement of business objectives when determining executive compensation.

        Base Salary.    Base salaries for executive officers are set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers based on the stage of development of the Company and the market practices of other companies. A change in base salary of an executive officer is based on an evaluation of the performance of the executive, prevailing market practices and of the performance of the Company as a whole. In determining base salaries, the Compensation Committee not only considers the short term performance of the Company, but also the success of the executive officers in developing and executing the Company's strategic plans, developing management employees and exercising leadership in the development of the Company.

        Incentive Bonus.    The Compensation Committee believes that a portion of the total cash compensation for executive officers should be based on the Company's success in meeting its short term performance objectives and contributions by the executive officers that enable the Company to meet its long term objectives, and has structured the executive compensation program to reflect this philosophy. This approach creates a direct incentive for executive officers to achieve desired short term corporate goals that also further the long term objectives of the Company, and places a significant portion of each executive officer's annual compensation at risk.

        Stock Options.    The Compensation Committee believes that equity participation is a key component of the Company's executive compensation program. Stock options are awarded by the Compensation Committee to executive officers primarily based on their responsibilities and expected contributions to the Company's growth and development and marketplace practices. These awards are designed to attract and retain executive officers and to motivate them to enhance shareholder value by aligning the financial interests of executive officers with those of shareholders.

        In November 2002, the Company offered to exchange most of its outstanding options to purchase common stock for new options scheduled to be granted on or after June 11, 2003. The offer expired on December 9, 2002. Employees tendered options to purchase an aggregate of 2,521,714 shares of the Company's common stock, all of which were cancelled effective December 10, 2002. Under the terms of the exchange program the Company will be required to grant new options to purchase an aggregate of 1,760,321 shares of the Company's common stock. The exercise price of the new options will equal the greater of the closing price of our common stock on the grant date of the new options or $7.00 per share.

        The Company undertook this offer because a considerable number of employees, including several executives, had stock options with exercise prices significantly greater than the recent trading prices of its common stock. These options were originally granted to attract, retain, and motivate capable employees. However, as a result of the extreme volatility of the stock market and a steep decline in the Company's stock price during the two years leading up to the exchange, many outstanding stock options had exercise prices significantly greater than the then-current value of its common stock. Consequently, a significant number of the Company's options were no longer effectively providing employee retention and motivation benefits that they were intended to provide. The Compensation Committee, with approval of the Board of Directors, determined that this exchange would provide an effective incentive for management to create shareholder value.

Compensation of Chief Executive Officer

        Based on the executive compensation policy and components described above, the Compensation Committee recommended the salary and incentive bonus received by Richard F. Rutkowski, the Chief Executive Officer of the Company, for services rendered in fiscal 2002. Mr. Rutkowski received a base salary of $336,000 for 2002 and also earned a bonus of $139,000 for the year. The Company also forgave $88,941 in interest on $1,708,000 owed to the Company by Mr. Rutkowski under the Company's Executive Option Exercise Loan Plan and Executive Loan Plan. Mr. Rutkowski's compensation was based upon achieving technical successes, progress made in the staffing and organizational development of the Company, and advances in the market acceptance and commercialization of the Company's technology. Additional factors that the Compensation Committee considered were the increase in revenue of 48% to $15.9 million compared to $10.8 million for 2001, increase in gross profit of 92% to $8.9 million compared to $4.7 million for 2001, and decrease in consolidated net loss of 22% to $27.2 million compared to $34.8 million for 2001.

Compensation Committee

Walter J. Lack, Chairman
William A. Owens
Robert Ratliffe

INFORMATION ABOUT MICROVISION COMMON STOCK OWNERSHIP

        The following table shows as of April 15, 2003, the number of shares of common stock held by all persons we know to beneficially own at least 5% of the Company's common stock, the Company's directors, the executive officers named in the executive compensation table on page 22 of this Proxy Statement, and all directors and executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares(1)	Percentage of Common Stock(2)
WM Advisors, Inc. 1201 Third Avenue 22nd Floor Seattle, WA 98101-3000	989,125	5.6%
Richard F. Rutkowski(3) c/o Microvision, Inc. 19910 North Creek Parkway Bothell, WA 98011	594,616	3.2%
Stephen R. Willey(4) c/o Microvision, Inc. 11910 North Creek Parkway Bothell, WA 98011	514,871	2.8%
Walter Lack(5) c/o Engstrom, Lipscomb & Lack 10100 Santa Monica Blvd., 16th Floor Los Angeles, CA 90067	357,104	2.0%
Richard A. Raisig(6) c/o Microvision, Inc. 19910 North Creek Parkway Bothell, WA 98011	343,035	1.9%
Jacqueline Brandwynne(7) 649 Stone Canyon Road Los Angeles, CA 90077	172,330	1.0%
William L. Sydnes(8) c/o Microvision, Inc. 19910 North Creek Parkway Bothell, WA 98011	129,166	*
Vilakkudi Veeraraghavan(9) c/o Microvision, Inc. 18810 North Creek Parkway Bothell, WA 98011	90,787	*
Robert Ratliffe(10) c/o Eagle River 2300 Carillon Point Kirkland, WA 98033-7353	62,517	*

Jacob Brouwer(11) c/o Brouwer Claims Canada & Co. Ltd. 1200 West Pender Street, Suite 306 Vancouver, BC CANADA V6E 2S9	55,867	*
Richard Cowell(12) 7840 Virginia Oak Drive Gainesville, VA 20155	55,067	*
William A. Owens(13) c/o Teledesic 3740 Carillon Point Kirkland, WA 98033	54,867	*
Dennis Reimer(14) c/o Memorial Institute for the Prevention of Terrorism 204 North Robinson, Suite 1404 Oklahoma City, OK 73102	52,167	*
All executive officers and directors as a group (18 persons)(15)	2,939,396	14.7%

*
Less than 1% of the outstanding shares of common stock.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants that are currently exercisable or convertible or may be exercised or converted within sixty days are deemed to be outstanding and to be beneficially owned by the person holding these options or warrants for the purpose of computing the number of shares beneficially owned and the percentage of ownership of the person holding these securities, but are not outstanding for the purpose of computing the percentage ownership of any other person or entity. Subject to community property laws where applicable, the Company believes that each shareholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned thereby.

(2)
Percentage of common stock is based on 17,798,583 shares of common stock outstanding as of April 15, 2003.

(3)
Includes 515,375 shares issuable upon exercise of options.

(4)
Includes 345,636 shares issuable upon exercise of options.

(5)
Includes 48,867 shares issuable upon exercise of options.

(6)
Includes 293,218 shares issuable upon exercise of options.

(7)
Includes 139,030 shares issuable upon exercise of options and warrants.

(8)
Includes 129,166 shares issuable upon exercise of options.

(9)
Includes 90,787 shares issuable upon exercise of options.

(10)
Includes 48,867 shares issuable upon exercise of options.

(11)
Includes 48,867 shares issuable upon exercise of options.

(12)
Includes 48,867 shares issuable upon exercise of options.

(13)
Includes 48,867 shares issuable upon exercise of options.

(14)
Includes 48,867 shares issuable upon exercise of options.

(15)
Includes 2,154,416 shares issuable upon exercise of options and 100,000 shares issuable upon exercise of warrants.

STOCK PERFORMANCE GRAPH

        The following graph compares the cumulative total shareholder return on an initial $100 investment in the Company's common stock since December 31, 1997, to two indices: the Nasdaq Stock Market Index and an index of peer companies selected by the Company ("Peer Index"). The companies in the Peer Index are as follows: Kopin Corporation, Planar Systems, Inc., and Three-Five Systems, Inc. The past performance of the Company's common stock is not an indication of future performance. We cannot assure you that the price of the Company's common stock will appreciate at any particular rate or at all in future years.

Date	Microvision	Nasdaq Stock Market Index	Company Determined Peer Index
12/31/97	100.00	100.00	100.00
12/31/98	92.86	140.99	97.00
12/31/99	216.07	261.48	338.31
12/31/00	125.00	157.42	232.16
12/31/01	101.71	124.89	248.92
12/31/02	38.00	86.33	106.92

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In August 2000, the Company entered into a five year consulting agreement with Jacqueline Brandwynne, a director of the Company. In consideration for entering into the agreement, the Company issued warrants to purchase an aggregate of 100,000 shares of common stock to Ms. Brandwynne. The warrants grant Ms. Brandwynne the right to purchase up to 100,000 shares of common stock at a price of $34.00 per share. The warrants vest over three years and the unvested portion of the warrants are subject to remeasurement at each balance sheet date during the vesting period. The Company estimated the original value of the warrants as of the issuance date at $2,738,000.

        The Company has adopted two executive loan plans under which Richard F. Rutkowski, Stephen R. Willey, Richard A. Raisig and William L. Sydnes may borrow funds from the Company. No additional loans have been made under these executive loan plans since July 2002, and the Company does not intend to make any additional loans under these plans. The following table lists certain information describing each executive's loans as of December 31, 2002.

	Option Exercise Plan	Loan Plan	Total
Mr. Rutkowski—
Balance outstanding	—	$1,708,000	$1,708,000
Highest aggregate balance during year	$138,000	$1,708,000	$1,846,000
Mr. Willey—
Balance outstanding	$166,000	$370,000	$536,000
Highest aggregate balance during year	$183,000	$370,000	$553,000
Mr. Raisig—
Balance outstanding	—	$645,000	$645,000
Highest aggregate bal. during year	—	$645,000	$645,000
Mr. Sydnes—
Balance outstanding	—	$20,000	$20,000
Highest aggregate balance during year	—	$20,000	$20,000
Other Information—
Interest Rate Range	4.64%	5.43%-6.22%	4.64%-6.22%

        Under the Option Exercise Plan, each note is payable in full upon the earliest of (1) December 31, 2004; (2) the sale of all of the shares acquired with the note; (3) pro rata upon the partial sale of shares acquired with the note, or (4) within 90 days of the officer's termination of employment.

        Under the Loan Plan, the advances must be repaid within one year of the executive's termination of employment or within 30 days of termination of the Loan Plan by the Board of Directors unless the executive elects to convert the outstanding balance to a one-year term note.

AUDIT COMMITTEE REPORT

Role of the Audit Committee

        The Audit Committee operates under a written charter adopted by the Board of Directors.

        The Audit Committee's primary role is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal controls and audit functions. The Audit Committee provides advice, counsel and direction to management and the auditors on the basis of the information it receives and discussions with management and the auditors. The Audit Committee is also responsible for overseeing the engagement and independence of the Company's independent auditors.

        Among other matters, the Audit Committee monitors the activities and performance of the Company's external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee and the Board of Directors have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company's independent auditor. The Audit Committee also reviews the results of the external audit work with regard to the adequacy and appropriateness of the Company's financial, accounting and internal controls. Management and independent auditor presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor. In addition, the Audit Committee generally oversees the Company's internal financial controls and financial disclosure procedures.

Membership and Meetings

        The Audit Committee is composed of four non-employee directors, each of whom is an "independent director" under the rules of the Nasdaq National Market governing the qualifications of audit committees. The Audit Committee held six meetings during the fiscal year ended December 31, 2002.

Review of the Company's Audited Financial Statements

        The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2002 with the Company's management and management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent auditors for the fiscal year ended December 31, 2002, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended (Communication with Audit Committees). The Audit Committee also reviewed with the independent auditors their judgments as to the quality and the acceptability of the Company's accounting principles and such other matters as are required to be discussed with audit committees under generally accepted accounting standards.

        The Audit Committee received from PricewaterhouseCoopers LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with the firm its independence. Based on the review and discussions noted above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Charter of the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Limitations on Role and Responsibilities of Audit Committee and Use and Application of Audit Committee Report

        Management is responsible for the Company's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors, PricewaterhouseCoopers LLP, are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we are not, and we do not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of our Company's financial statements has been carried out in accordance with generally accepted auditing standards or that PricewaterhouseCoopers LLP is in fact "independent."

        This report of the Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference.

Audit Committee

Richard A. Cowell, Chairman
Jacob Brouwer
Walter J. Lack
Dennis Reimer

INDEPENDENT ACCOUNTANTS

        Our independent auditors, PricewaterhouseCoopers LLP, billed the following fees to the Company for audit and other services for the fiscal year 2002:

Audit Fees

        The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company's annual financial statements for the year ended December 31, 2002 and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the year ended December 31, 2002 were $178,785.

Financial Information Systems Design and Implementation Fees

        No fees were billed to the Company for professional services rendered by PricewaterhouseCoopers LLP relating to the design and implementation of the Company's financial information systems during the year ended December 31, 2002.

All Other Fees

        The aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP to the Company for the year ended December 31, 2002 was $98,492. These fees included fees billed for professional services rendered for the reviews of the Company's other SEC filings and for tax return preparation and related services in the amounts of $48,328 and $15,000, respectively.

        The Company's Audit Committee has considered whether the provision of services under the heading "All Other Fees" is compatible with maintaining the accountants' independence and has determined that it is consistent with such independence.

        The Board of Directors has selected PricewaterhouseCoopers LLP to serve as the Company's independent accountants for fiscal year 2003. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

INFORMATION ABOUT SHAREHOLDER PROPOSALS

        In order for a shareholder proposal to be considered for inclusion in our proxy statement for the 2004 Annual Meeting, the written proposal must be received by the Company no later than January 1, 2004. Shareholder proposals must comply with SEC regulations regarding the inclusion of shareholder proposals in company sponsored proxy materials and must contain the information required in our bylaws for shareholder proposals.

        If a shareholder proposal is not included in our proxy statement for the 2004 Annual Meeting, it may be raised from the floor during the meeting if written notice of the proposal is received by the Company not less than 60 nor more than 90 days prior to the meeting or, if less than 60 days' notice of the date of the meeting is given, by the close of business on the 10th business day following the first public announcement of the meeting.

        You also may propose candidates for consideration by our Board for nomination as directors by writing to us. In order to nominate a director for election at next year's annual meeting of shareholders, you must notify us not fewer than 60 nor more than 90 days in advance of the meeting or, if later, by the close of business on the 10th business day following the first public announcement of the meeting. The proposal must contain the information required in our bylaws for director nominations.

        The Board of Directors or Chairman of the meeting may determine that a proposed nomination was not made in accordance with the required procedures and, if so, disregard the nomination.

        If you wish to obtain a free copy of our bylaws or make proposals or nominate candidates for the Board, please contact Microvision, Inc., 19910 North Creek Parkway, Bothell, Washington 98011, Attention: Investor Relations.

ADDITIONAL INFORMATION

Annual Report

        The Company's Annual Report for the fiscal year ended December 31, 2002, was first mailed to the shareholders of the Company with this Proxy Statement on or about April 30, 2003. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference herein.

Incorporation by Reference

        To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled "Report on Executive Compensation for 2002 by the Compensation Committee," "Audit Committee Report" and "Stock Performance Graph" will not be deemed incorporated, unless otherwise specifically provided in such filing.

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the SEC may be obtained by shareholders without charge by written or oral request to Investor Relations, Microvision, Inc., 19910 North Creek Parkway, Bothell, Washington 98011-3008, telephone (425) 415-6847, or may be accessed on the Internet at www.sec.gov.

 Voting by Telephone or the Internet

        Provision has been made for you to vote your shares of common stock by telephone or via the Internet. You may also vote your shares by mail. Please see the proxy card or voting instruction form accompanying this Proxy Statement for specific instructions on how to cast your vote by any of these methods.

        Votes submitted by telephone or via the Internet must be received by 5:00 p.m., Seattle, Washington time, on June 23, 2003. Submitting your vote by telephone or via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting.

        The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions and to confirm that shareholders' instructions have been recorded properly. We have been advised that the Internet voting procedures that have been made available to you are consistent with the requirements of applicable law. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

By Order of the Board of Directors,
/s/ RICHARD F. RUTKOWSKI Richard F. Rutkowski Chief Executive Officer
April 30, 2003 Bothell, Washington

Appendix A

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Merger Agreement") is entered into on this    day of                        , 2003 by and between MICROVISION, INC., a Washington corporation ("Microvision-WA") and MICROVISION, INC., a Delaware corporation (hereinafter referred to as "Merger Sub").

R E C I T A L S:

        WHEREAS, Microvision-WA is a corporation organized and existing under the laws of the State of Washington;

        WHEREAS, Merger Sub is a corporation organized and existing under the laws of the State of Delaware;

        WHEREAS, on the date hereof, the authorized capital stock of Microvision-WA consists of Thirty One Million, Two Hundred Fifty Thousand (31,250,000) shares of common stock, no par value per share ("Microvision-WA Common Stock"), of which [            ] shares are issued and outstanding and Thirty One Million, Two Hundred Fifty Thousand (31,250,000) shares of preferred stock, no par value per share, of which no shares are issued and outstanding;

        WHEREAS, on the date hereof, the authorized capital stock of Merger Sub consists of One Hundred Million (100,000,000) shares of common stock, par value $0.001 per share ("Merger Sub Common Stock"), of which 100 shares are issued and outstanding and Twenty-Five Million (25,000,000) shares of preferred stock, par value $0.001 per share, of which no shares are issued and outstanding;

        WHEREAS, the respective Boards of Directors of Microvision-WA and Merger Sub have determined that it is advisable and in the best interests of each such corporation that Microvision-WA merge with and into Merger Sub upon the terms and subject to the conditions of this Merger Agreement for the purpose of effecting the reincorporation of Microvision-WA in the State of Delaware, and the respective Boards of Directors of Microvision-WA and Merger Sub have, by resolutions duly adopted, approved and adopted this Merger Agreement; and

        WHEREAS, the parties intend by this Merger Agreement to effect a "reorganization" under Section 368 of the Internal Revenue Code of 1986, as amended.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

A G R E E M E N T S:

        1.    Merger.    At the Effective Time (as hereinafter defined), Microvision-WA shall be merged with and into Merger Sub (the "Merger"). Merger Sub shall be the surviving corporation of the Merger (hereinafter sometimes referred to as the "Surviving Corporation"), and the separate corporate existence of Microvision-WA shall cease, except to the extent provided by the laws of the State of Washington. The Merger shall become effective at 5:00 p.m. (Eastern Standard Time) on the day of the filing of a Certificate of Merger with each of the Secretary of State of the State of Delaware and the Secretary of State of the State of Washington. The date and time when the Merger shall become effective is herein referred to as the "Effective Time."

        2.    Governing Documents.

          (a)  The Certificate of Incorporation of Merger Sub as it may be amended or restated subject to applicable law, and as in effect immediately prior to the Effective Time, shall constitute the Certificate of Incorporation of the Surviving Corporation without further change or amendment until thereafter amended in accordance with the provisions thereof and applicable law.

          (b)  The Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall constitute the Bylaws of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable law.

        3.    Officers and Directors.    The persons who are officers and directors of Microvision-WA immediately prior to the Effective Time shall, after the Effective Time, be all of the officers and directors of the Surviving Corporation, without change until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws and applicable law.

        4.    Rights, Privileges, Etc.    At the Effective Time, the separate corporate existence of Microvision-WA shall cease, and the Surviving Corporation shall possess, as the successor to Microvision-WA, all the rights, privileges, powers and franchises of a public or private nature and be subject to all the restrictions, liabilities and duties of Microvision-WA, except to the extent provided by the laws of the State of Washington. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of Microvision-WA, its shareholders, Board of Directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of the Surviving Corporation, its shareholders, Board of Directors and committees thereof, respectively, and shall be as effective and binding thereon as the same were with respect to Microvision-WA.

        5.    Conversion of Shares.    At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

          (a)  Each share of Microvision-WA Common Stock outstanding immediately prior to the Effective Time shall be converted into, and shall become, one fully paid and nonassessable share of Merger Sub Common Stock;

          (b)  Each share of Microvision-WA Common Stock held in the treasury of Microvision-WA immediately prior to the Effective Time shall be automatically converted into one share of Merger Sub Common Stock, which shares shall continue to be retained and held by Merger Sub in the treasury thereof;

          (c)  Each option, warrant, purchase right, convertible debt instrument or other security of Microvision-WA issued and outstanding immediately prior to the Effective Time shall be changed and converted into and shall be an identical security of Merger Sub, and the same number of shares of Merger Sub Common Stock shall be reserved for purposes of the exercise of such option, warrant, purchase right, convertible debt instrument or other securities as is equal to the number of shares of Microvision-WA Common Stock so reserved at the Effective Time; and

          (d)  Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and retired, and no payment shall be made with respect thereto, and such shares shall resume the status of unauthorized and unissued shares of Merger Sub Common Stock.

        6.    Stock Certificates.    At and after the Effective Time, all of the outstanding certificates which immediately prior to the Effective Time represented shares of Microvision-WA Common Stock shall be deemed for all purposes to evidence ownership of, and to represent shares of, Merger Sub Common Stock into which the shares of Microvision-WA Common Stock formerly represented by such certificates have been converted as herein provided. The registered owner on the books and records of Microvision-WA or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting or other rights with

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respect to and to receive any dividends and other distributions upon the shares of Merger Sub Common Stock evidenced by such outstanding certificate as above provided.

        7.    Other Employee Benefit Plans.    As of the Effective Time, the Surviving Corporation hereby assumes all obligations of Microvision-WA under any and all employee benefit plans in effect as of the Effective Time or with respect to which employee rights or accrued benefits are outstanding as of the Effective Time.

        8.    Conditions to Merger.    The obligations of the parties hereto to effect the transactions contemplated hereby is subject to the satisfaction of the following conditions (any or all of which may be waived by either party hereto in its sole discretion):

          (a)  the Merger shall have been approved by the shareholders of Microvision-WA in accordance with Washington law; and

          (b)  any and all consents, permits, authorizations, approvals and orders deemeed in the sole discretion of Microvision-WA to be material to the consummation of the Merger shall have been obtained.

        9.    Governing Law.    This Merger Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

        10.  Amendment.    Subject to applicable law and subject to the rights of Microvision-WA's shareholders further to approve any amendment which would have a material adverse effect on such shareholders; this Merger Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein.

        11.  Deferral or Abandonment.    At any time prior to the Effective Time, this Merger Agreement may be terminated and the Merger may be abandoned or the time of consummation of the Merger may be deferred by the Board of Directors of either Microvision-WA or Merger Sub or both.

        12.  Counterparts.    This Merger Agreement may be executed in any number of counterparts, each of which shall constitute an original document but all of which together shall constitute one and the same Agreement.

        13.  Further Assurances.    From time to time, as and when required or requested by either Microvision-WA or Merger Sub, as applicable, or by its respective successors and assigns, there shall be executed and delivered on behalf of the other corporation, or by its respective successors and assigns, such deeds, assignments and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchise and authority of Microvision-WA and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of each corporation are fully authorized in the name and on behalf of such corporation or otherwise, to take any and all such action and to execute and deliver any and all such deeds, assignments and other instruments.

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        IN WITNESS WHEREOF, Microvision-WA and Merger Sub have caused this Merger Agreement to be signed by their respective duly authorized officers and delivered this             day of                        , 2003.

MICROVISION, INC., a Washington corporation
By:
Name: Richard F. Rutkowski Title: Chief Executive Officer
MICROVISION, INC. a Delaware corporation
By:
Name: Richard F. Rutkowski Title: Chief Executive Officer

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Appendix B

CERTIFICATE OF INCORPORATION

OF

MICROVISION, INC.

ARTICLE I

        The name of this corporation is Microvision, Inc.

ARTICLE II

        The registered office of this corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of Newcastle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

        The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

ARTICLE IV

        The total number of shares of all classes of stock which this corporation shall have authority to issue is 125,000,000 shares, consisting of (i) 100,000,000 shares of Common Stock, $.001 par value ("Common Stock"), and (ii) 25,000,000 shares of Preferred Stock, $.001 par value ("Preferred Stock").

        The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of this corporation.

1.    Common Stock.

  A.
  General.    The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon issuance of any such Preferred Stock.

  B.
  Voting.    Each share of Common Stock shall be entitled to one vote. There shall be no cumulative voting.

  C.
  Number.    The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

  D.
  Dividends.    Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

  E.
  Liquidation.    Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

2.    Preferred Stock.

        Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or this Certificate of Incorporation. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

        Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law and this Certificate of Incorporation. Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

ARTICLE V

        This corporation shall have a perpetual existence.

ARTICLE VI

        In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors, acting by majority vote of the entire Board, is expressly authorized to adopt, amend or repeal the By-Laws of this Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal the By-Laws adopted or amended by the Board of Directors; provided, however, that the By-Laws shall not be altered, amended or repealed by the stockholders of the Corporation except by the affirmative vote of the holders of not less than two-thirds of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

ARTICLE VII

        Except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

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ARTICLE VIII

1.    Indemnification.    The Corporation shall, to the maximum extent permitted under the DGCL and except as set forth below, indemnify and upon request advance expenses to each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with any action, suit, proceeding, claim or counterclaim, or part thereof, initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

2.    Determination of Entitlement to Indemnification.    Any indemnification under paragraph 1 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because such person has met the applicable standard of conduct set forth in this Article and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

  A.
  by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or

  B.
  by a committee of such directors designated by a majority vote of such directors, even though less than a quorum; or

  C.
  if there are no such directors, of if such directors so direct, by independent legal counsel in a written opinion; or

  D.
  by the holders of a majority of the Common Stock.

3.    Advance of Expenses.    Notwithstanding any other provisions, this Certificate of Incorporation, the By-Laws of the Corporation, or any agreement, vote of stockholder or disinterested directors, or arrangement to the contrary, the Corporation shall advance payment of expenses incurred by an Indemnitee in advance of the final disposition of any matter only upon receipt of an undertaking by or on behalf of the Indemnitee to repay amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

4.    Subsequent Amendment.    No amendment, termination or repeal of this Article or of the relevant provisions of the DGCL or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

5.    Other Rights.    This corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other

3

persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

6.    Merger or Consolidation.    If this Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

7.    Savings Clause.    If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

8.    Scope of Article.    Indemnification and advancement of expenses, as authorized by the preceding provisions of this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an authorized representative and shall inure to the benefits of the heirs, executors and administrators of such a person.

9.    Insurance.    The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

ARTICLE IX

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation upon the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE X

        This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.

1.    Number of Directors.    The number of directors of the Corporation shall not be less than three. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the By-Laws of the Corporation.

2.    Election of Directors.    Elections of directors need not be by written ballot except as and to the extent provided in the By-Laws of the Corporation.

3.    Terms of Office.    Except as provided in Section 5 of this Article, each director shall serve for a term ending on the date of the next annual meeting following the annual meeting at which such

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director was elected; provided, however, that the term of each director shall be subject to the election and qualification of his successor and to his earlier death, resignation or removal.

4.    Removal.    The directors of the Corporation may be removed with or without cause by the affirmative vote of the holders of not less than two-thirds of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose.

5.    Vacancies.    Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

6.    Stockholder Nominations and Introduction of Business, Etc.    Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before either an annual or special meeting of stockholders shall be given in the manner provided by the By-Laws of this Corporation.

ARTICLE XI

        The books of this Corporation may, subject to any statutory requirements, be kept outside the State of Delaware as may be designated by the Board of Directors or by the By-Laws of this Corporation.

ARTICLE XII

        At any time during which a class of capital stock of this Corporation is registered under Section 12 of the Securities Exchange Act of 1934 or any similar successor statute, stockholders of such class of the Corporation may not take any action by written consent in lieu of a meeting.

ARTICLE XIII

        Special meetings of stockholders may be called at any time only by the Chairman of the Board of Directors, the Chief Executive Officer (or if there is no Chief Executive Officer, the President), a majority of the Board of Directors or as otherwise provided in the By-Laws of this Corporation. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation, the affirmative vote of a majority of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend or repeal or to adopt any provisions inconsistent with the purpose or intent of this Article XIII.

        IN WITNESS WHEREOF, the undersigned sole incorporator hereby certifies that the facts stated above are true as of this            day of                        , 2003.

Thomas M. Walker Incorporator Microvision, Inc. P.O. Box 3008 (mailing) 19910 North Creek Parkway (office) Bothell, WA 98011-3008 USA

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Appendix C

BY-LAWS
OF
MICROVISION, INC.

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3.2	Election	7
3.3	Qualification	7
3.4	Tenure	7
3.5	Resignation and Removal	7
3.6	Vacancies	7
3.7	Chairman of the Board	8
3.8	President	8
3.9	Vice Presidents	8
3.10	Secretary and Assistant Secretaries	8
3.11	Treasurer and Assistant Treasurers	8
3.12	Salaries	8
ARTICLE 4—CAPITAL STOCK		9
4.1	Issuance of Stock	9
4.2	Certificates of Stock	9
4.3	Transfers	9
4.4	Lost, Stolen or Destroyed Certificates	9
4.5	Record Date	9
ARTICLE 5—RECORDS AND REPORTS		10
5.1	Maintenance and Inspection of Records	10
5.2	Inspection by Director	10
5.3	Representation of Shares of Other Corporations	10
ARTICLE 6—GENERAL PROVISIONS		10
6.1	Fiscal Year	10
6.2	Corporate Seal	10
6.3	Waiver of Notice	10
6.4	Checks; Drafts; Evidences of Indebtedness	11
6.5	Corporate Contracts and Instruments; How Executed	11
6.6	Evidence of Authority	11
6.7	Certificate of Incorporation	11
6.8	Construction; Definitions	11
6.9	Provisions Additional to Provisions of Law	11
6.10	Provisions Contrary to Provisions of Law; Severability	11
6.11	Notices	11

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ARTICLE 7—AMENDMENTS	12

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ARTICLE 1—STOCKHOLDERS

        1.1.    Place of Meetings.    All meetings of stockholders shall be held at such place, within or without the State of Delaware, or, if so determined by the Board of Directors in its sole discretion, at no place (but rather by means of remote communication), as may be designated from time to time by the Board of Directors or the President or, if not so designated, at the principal executive office of the corporation.

        1.2.  Annual Meeting.    The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held at such date and time as shall be fixed by the Board of Directors and stated in the notice of the meeting. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these By-Laws to the annual meeting of stockholders shall be deemed to refer to such special meeting.

        1.3.  Special Meeting.    Special meetings of stockholders may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) or by vote of a majority of the Board of Directors. Further, a special meeting of the stockholders shall be held if the holders of not less than twenty-five (25) percent of all the votes entitled to be cast on the issue proposed to be considered as such special meeting have dated, signed and delivered to the Secretary one or more written demands for such meeting. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

        1.4.  Notice of Meetings.    Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notices of all meetings shall state the place, if any, the date, the means of remote communications, if any by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall be given either personally or by mail, electronic mail, telecopy, telegram or other electronic or wireless means. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the corporation. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or at the time of transmission when sent by electronic mail, telecopy, telegram or other electronic or wireless means. An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice or report.

        1.5.  Voting List.    The officer who has charge of the stock ledger of the Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for a period of at least ten (10) days prior to the meeting, for any purpose germane to the meeting on either a reasonably accessible electronic network (for which such information required to access the electronic network shall be provided with the notice of the meeting) or, during ordinary business hours, at a place within the city where the meeting is to be held. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably

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accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

        1.6.  Quorum.    Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person, by means of remote communication, if authorized, or represented by proxy, shall constitute a quorum for the transaction of business.

        1.7.  Adjournments.    Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these By-Laws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of less than thirty (30) days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

        1.8.  Voting.    Each stockholder shall have one vote for each share of capital stock entitled to vote and held of record by such stockholder, unless otherwise provided by the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-Laws. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or by electronic means, as determined by the Board of Directors in its sole discretion.

        Any stockholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors, may vote them against the proposal; but if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder's approving vote is with respect to all shares which the stockholder is entitled to vote.

        1.9.  Proxy Representation.    Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting. The delivery of a proxy on behalf of a stockholder consistent with telephonic or electronically transmitted instructions obtained pursuant to procedures of the Corporation reasonably designed to verify that such instructions have been authorized by such stockholder shall constitute execution and delivery of the proxy by or on behalf of the stockholder. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof. A proxy purporting to be authorized by or on behalf of a stockholder, if accepted by the Corporation in its discretion, shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

        1.10.    Action at Meeting.    When a quorum is present at any meeting, action on a matter shall be approved by a voting group if the votes cast within a voting group favoring the action exceed the votes cast within the group opposing the action, unless a greater number of affirmative votes is required by law, by the Certificate of Incorporation or by the By-Laws. No ballot shall be required for any election

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unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

        1.11.    Nomination of Directors.    Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. The nomination for election to the Board of Directors of the Corporation at a meeting of stockholders may be made only (a) pursuant to the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for below in this Section 1.11 is delivered to the Secretary, who is entitled to vote in the election of directors at the meeting and who complies with the notice procedures set forth in this Section 1.11. Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by timely notice in writing delivered or mailed to the Secretary in accordance with the provisions of Section 1.12. Such notice shall set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the corporation which are beneficially owned by each such nominee, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (v) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), including such person's written consent to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice, the information required to be provided pursuant to Section 1.12. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

        The chair of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting in accordance with the provisions of this Section 1.11, and if he or she should so determine, the chair shall so declare to the meeting and the defective nomination shall be disregarded.

        Notwithstanding the foregoing provisions of this Section 1.11, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

        Notwithstanding the foregoing provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.11. Nothing in this Section 1.11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the 1934 Act.

        1.12.    Notice of Business at Annual Meetings.    At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, (c) otherwise properly brought before an annual meeting by a stockholder who was a stockholder of record of the Corporation at the time the stockholder's notice provided for below in this Section 1.12 is delivered to the Secretary, who is entitled to vote and who complies with the notice procedures set forth in this Section 1.12. For business to be properly brought before an annual meeting by a stockholder, if such business relates to the election of directors of the Corporation, the procedures in Section 1.11 must be

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complied with. If such business relates to the election of directors or to any other matter, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed by first class United States mail, postage prepaid, and received by the Secretary at the principal executive offices of the Corporation not less than sixty (60) calendar days nor more than ninety (90) calendar days prior to the annual meeting of stockholders; provided, however, that if less than sixty (60) days' notice or prior public disclosure of the date of the annual meeting is given or made to the stockholders, then for the notice by the stockholder to be timely it must be so received not later than the close of business on the 10th business day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 1.12 and except that any stockholder proposal which complies with Rule 14a-8 of the proxy rules, or any successor provision, promulgated under the Securities Exchange Act of 1934, as amended, and is to be included in the corporation's proxy statement for an annual meeting of stockholders shall be deemed to comply with the requirements of this Section 1.12.

        The chair of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.12, and if he or she should so determine, the chair shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

        Notwithstanding the foregoing provisions of this Section 1.12, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the corporation to present business, such proposed business shall not be transacted,

        Notwithstanding that proxies in respect of such vote may have been received by the corporation. Notwithstanding the foregoing provisions of this Section 1.12, a stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.12. Nothing in this Section 1.12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the 1934 Act.

        1.13.    Conduct of Meeting.    The Chairman of the Board or, in his or her absence, the President or any Vice President, in the order named, shall call meetings of the stockholders to order and act as chair of such meeting; provided, however, that, in the absence of the Chairman of the Board, the Board of Directors may appoint any stockholder to act as chair of any meeting. The Secretary of the Corporation or, in his or her absence, any Assistant Secretary, shall act as secretary at all meetings of the stockholders; provided, however, that in the absence of the Secretary at any meeting of the stockholders, the person acting as chair at any meeting may appoint any person to act as secretary of such meeting.

        The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem appropriate. Subject to such rules and regulations of the Board of Directors, if any, the person presiding over the meeting shall have the right and authority to convene and adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the person presiding over the meeting, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation,

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establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the person presiding over the meeting shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot. The person presiding over the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the person presiding over the meeting should so determine and declare, any such matter or business shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE 2—DIRECTORS

        2.1.    General Powers.    The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by law, the Certificate of Incorporation or these By-Laws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

        2.2.  Number; Election and Qualification.    The number of directors which shall constitute the whole Board of Directors shall be determined from time to time by resolution of the Board of Directors, but in no event shall be less than seven nor more than eleven. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. The directors need not be stockholders of the Corporation.

        2.3.  Terms of Office.    Except as otherwise provided in the Certificate of Incorporation or these By-Laws, each director shall serve for a term ending on the date of the next annual meeting following the annual meeting at which such director was elected; provided, however, that the ending date of the term for each director shall be extended to allow for the election and qualification of his or her successor or accelerated in the event of his or her earlier death, resignation or removal.

        2.4.  Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board of Directors, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director chosen to fill a vacancy shall hold office for the unexpired term of his predecessor in office; provided, however, that the ending date of the term for each director shall be extended to allow for the election and qualification of his or her successor or accelerated in the event of his or her earlier death, resignation or removal.

        2.5.  Resignation.    Any director may resign by delivering his or her written resignation to the Corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

        2.6.  Regular Meetings. The regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided, that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

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        2.7.  Special Meetings.    Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware, designated in a call by the Chairman of the Board, the President, two or more directors, or by one director in the event that there is only a single director in office.

        2.8.  Notice of Special Meetings.    Notice of any special meeting of the Board of Directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. The notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least twenty-four (24) hours in advance of the meeting, (ii) by sending a telegram, telecopy, electronic mail or other means of electronic transmission, or delivering written notice by hand, to the director's last known business or home address at least twenty-four (24) hours in advance of the meeting, or (iii) by mailing written notice to the director's last known business or home address at least seventy-two (72) hours in advance of the meeting. A notice or waiver of notice of a special meeting of the Board of Directors need not specify the purposes of the meeting.

        2.9.  Meetings by Telephone Conference Calls.    Any meeting of the Board of Directors may be held by conference telephone or similar communication equipment, so long as all persons participating in the meeting can hear one another; and all persons participating in such a meeting shall be deemed to be present in person at the meeting.

        2.10.    Quorum.    Fifty (50) percent of the number of directors presently in office shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number of directors of the whole Board constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, other than announcement at the meeting, until a quorum shall be present.

        2.11.    Action at Meeting.    At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these By-Laws.

        2.12.    Action by Consent.    Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board consent to the action in writing or by electronic transmission and such writings or transmissions are filed with the minutes of proceedings of the Board of Directors or committee of the Board of Directors. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

        2.13.    Removal.    The directors of the Corporation may be removed with or without cause by the affirmative vote of the holders of two-thirds of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose.

        2.14.    Committees.    The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its

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business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the Board of Directors.

        2.15.    Compensation of Directors.    The directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

ARTICLE 3—OFFICERS

        3.1.    Enumeration.    The officers of the Corporation shall consist of such officers and assistant officers with such titles as may be designated by resolution of the Board of Directors. The officers may include a Chairman of the Board, a President, a Chief Executive Officer, a Chief Operating Officer, one or more Vice Presidents, a Treasurer, a Secretary, and any assistant officers. Unless otherwise restricted by the Board of Directors, the President may appoint any assistant officer, the Treasurer may appoint one or more Assistant Treasurers, and the Secretary may appoint one or more Assistant Secretaries; provided that any such appointments shall be recorded in writing in the corporate records. The Board of Directors may appoint such other officers as it may deem appropriate.

        3.2.  Election.    The officers of the Corporation shall be appointed by the Board of Directors, at its discretion, and shall hold office at the pleasure of the Board.

        3.3.  Qualification.    No officer need be a stockholder of the Corporation. Any two or more offices may be held by the same person.

        3.4.  Tenure.    Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal.

        3.5.  Resignation and Removal.    Any officer may resign by delivering his written resignation to the Corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer may be removed at any time, with or without cause, by vote of the Board of Directors at any regular or special meeting.

        Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.

        3.6.  Vacancies.    The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices. Each such successor shall hold office for the unexpired term of his or her predecessor and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

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        3.7.  Chairman of the Board.    The Board of Directors may appoint a Chairman of the Board. The Chairman may, but need not be, designated as an officer of the corporation by the Board of Directors. If the Board of Directors appoints a Chairman of the Board, he or she shall preside at meetings of the Board of Directors and of the stockholders and perform such other duties and possess such other powers as are assigned by the Board of Directors.

        3.8.  President.    The President shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the Corporation. In the absence of a Chairman of the Board, the President shall preside at all meetings of the Board of Directors and of the stockholders. The President shall also perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

        3.9.  Vice Presidents.    Any Vice President shall perform such duties and possess such powers as the Board of Directors may from time to time assign. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President, and when so performing, shall have all the powers of and be subject to all the restrictions upon the President.

        3.10.    Secretary and Assistant Secretaries.    The Secretary shall perform such duties and shall have such powers as the Board of Directors may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the Secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

        Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time assign. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

        3.11.    Treasurer and Assistant Treasurers.    The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of Treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories designated from time to time by the Board of Directors, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the Corporation. Unless the Board of Directors has designated another officer as Chief Financial Officer, the Treasurer shall be the Chief Financial Officer of the Corporation.

        The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

        3.12.    Salaries.    Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

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ARTICLE 4—CAPITAL STOCK

        4.1.    Issuance of Stock.    Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the corporation held in its treasury may be issued, sold, transferred or otherwise disposed of in such manner, for such consideration and on such terms as the Board of Directors may determine.

        4.2.  Certificates of Stock.    Every holder of stock of the Corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned in the Corporation. Each such certificate shall be signed by, or in the name of the Corporation by, the Chairman or Vice Chairman, if any, of the Board of Directors, or the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation. Any or all of the signatures on the certificate may be a facsimile.

        Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the By-Laws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

        4.3.  Transfers.    Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws.

        4.4.  Lost, Stolen or Destroyed Certificates.    The Corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the Corporation or any transfer agent or registrar.

        4.5.  Record Date.    The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action to which such record date relates.

        If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

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        A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE 5—RECORDS AND REPORTS

        5.1.    Maintenance and Inspection of Records.    The corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these By-Laws as amended to date, accounting books and other records.

        Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

        5.2.  Inspection by Director.    Any director shall have the right to examine the Corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

        5.3.  Representation of Shares of Other Corporations.    The President or any other officer of this Corporation authorized by the Board of Directors is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

ARTICLE 6—GENERAL PROVISIONS

        6.1.    Fiscal Year.    Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the Corporation shall begin on the first day of January in each year and end on the last day of December in each year.

        6.2.  Corporate Seal.    The corporate seal shall be in such form as shall be approved by the Board of Directors.

        6.3.  Waiver of Notice.    Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these By-Laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person's duly authorized attorney, or by telegraph, cable, electronic mail or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person, by means of remote communications, if authorized, or by proxy shall be deemed equivalent to such notice. Where such an appearance is made for the express purpose of objecting, at the beginning of the meeting, to the

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transaction of any business on the ground that the meeting has not been lawfully called or convened, the appearance shall not be deemed equivalent to notice.

        6.4.  Checks; Drafts; Evidences of Indebtedness.    From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

        6.5.  Corporate Contracts and Instruments; How Executed.    The Board of Directors, except as otherwise provided in these By-Laws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

        6.6.  Evidence of Authority.    A certificate by the Secretary, or an Assistant Secretary under Section 3.10, or a temporary secretary under Section 3.10, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of such action.

        6.7.  Certificate of Incorporation.    All references in these By-Laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended or restated and in effect from time to time.

        6.8.  Construction; Definitions.    Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of the State of Delaware shall govern the construction of these By-Laws. Without limiting the generality of this provision, (a) the singular number includes the plural, and the plural number includes the singular; (b) the term "person" includes both a corporation and a natural person; and (c) all pronouns include the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

        6.9.  Provisions Additional to Provisions of Law.    All restrictions, limitations, requirements and other provisions of these By-Laws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

        6.10.    Provisions Contrary to Provisions of Law; Severability.    Any article, section, subsection, subdivision, sentence, clause or phrase of these By-Laws which upon being construed in the manner provided in Section 6.10 hereof, shall be contrary to or inconsistent with any applicable provisions of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these By-Laws, it being hereby declared that these By-Laws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

        6.11.    Notices.    Any reference in these By-Laws to the time a notice is given or sent means, unless otherwise expressly provided, the time a written notice by mail is deposited in the United States mails, postage prepaid; or the time any other written notice is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient; or the time any oral notice is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

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ARTICLE 7—AMENDMENTS

        Subject to the provisions of the Certificate of Incorporation and these By-Laws, these By-Laws may be adopted, amended or repealed at any annual or special meeting of stockholders, by the affirmative vote of the holders of two-thirds of the voting power of the stock issued and outstanding and entitled to vote thereat. Subject to the provisions of the Certificate of Incorporation, these By-Laws may also be altered, amended or repealed, and new By-Laws adopted, by the Board of Directors, acting by majority vote of the entire Board, subject to the right of the stockholders to adopt, amend or repeal the By-Laws as provided above.

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Appendix D

RCW 23B.13.010
Definitions.

As used in this chapter:

        (1)  "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

        (2)  "Dissenter" means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.

        (3)  "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

        (4)  "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

        (5)  "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

        (6)  "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

        (7)  "Shareholder" means the record shareholder or the beneficial shareholder.

[1989 c 165 § 140.]

RCW 23B.13.020
Right to dissent.

        (1)    A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

          (a)  Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by RCW 23B.11.030, 23B.11.080, or the articles of incorporation and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under RCW 23B.11.040;

          (b)  Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (c)  Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

          (d)  An amendment of the articles of incorporation that materially reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under RCW 23B.06.040; or

          (e)  Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

        (2)  A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.900 through 25.10.955, the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.

        (3)  The right of a dissenting shareholder to obtain payment of the fair value of the shareholder's shares shall terminate upon the occurrence of any one of the following events:

          (a)  The proposed corporate action is abandoned or rescinded;

          (b)  A court having jurisdiction permanently enjoins or sets aside the corporate action; or

          (c)  The shareholder's demand for payment is withdrawn with the written consent of the corporation.

[1991 c 269 § 37; 1989 c 165 § 141.]

RCW 23B.13.030
Dissent by nominees and beneficial owners.

        (1)    A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and delivers to the corporation a notice of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter's other shares were registered in the names of different shareholders.

        (2)  A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:

          (a)  The beneficial shareholder submits to the corporation the record shareholder's consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights, which consent shall be set forth either (i) in a record or (ii) if the corporation has designated an address, location, or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location, or system, in an electronically transmitted record; and

          (b)  The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

[2002 c 297 § 35; 1989 c 165 § 142.]

RCW 23B.13.200
Notice of dissenters' rights.

        (1)    If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

        (2)  If corporate action creating dissenters' rights under RCW 23B.13.020 is taken without a vote of shareholders, the corporation, within ten days after the effective date of such corporate action, shall deliver a notice to all shareholders entitled to assert dissenters' rights that the action was taken and send them the notice described in RCW 23B.13.220.

[2002 c 297 § 36; 1989 c 165 § 143.]

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RCW 23B.13.210
Notice of intent to demand payment.

        (1)    If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must (a) deliver to the corporation before the vote is taken notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effected, and (b) not vote such shares in favor of the proposed action.

        (2)  A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholder's shares under this chapter.

[2002 c 297 § 37; 1989 c 165 § 144.]

RCW 23B.13.220
Dissenters' rights—Notice.

        (1)    If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is authorized at a shareholders' meeting, the corporation shall deliver a notice to all shareholders who satisfied the requirements of RCW 23B.13.210.

        (2)  The notice must be sent within ten days after the effective date of the corporate action, and must:

          (a)  State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (b)  Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (c)  Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

          (d)  Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1) of this section is delivered; and

          (e)  Be accompanied by a copy of this chapter.

[2002 c 297 § 38; 1989 c 165 § 145.]

RCW 23B.13.230
Duty to demand payment.

        (1)    A shareholder sent a notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to RCW 23B.13.220(2)(c), and deposit the shareholder's certificates, all in accordance with the terms of the notice.

        (2)  The shareholder who demands payment and deposits the shareholder's share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.

        (3)  A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the notice, is not entitled to payment for the shareholder's shares under this chapter.

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[2002 c 297 § 39; 1989 c 165 § 146.]

RCW 23B.13.240
Share restrictions.

        (1)    The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.

        (2)  The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action.

[1989 c 165 § 147.]

RCW 23B.13.250
Payment.

        (1)    Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholder's shares, plus accrued interest.

        (2)  The payment must be accompanied by:

          (a)  The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (b)  An explanation of how the corporation estimated the fair value of the shares;

          (c)  An explanation of how the interest was calculated;

          (d)  A statement of the dissenter's right to demand payment under RCW 23B.13.280; and

          (e)  A copy of this chapter.

[1989 c 165 § 148.]

RCW 23B.13.260
Failure to take action.

        (1)    If the corporation does not effect the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.

        (2)  If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to undertake the proposed action, it must send a new dissenters' notice under RCW 23B.13.220 and repeat the payment demand procedure.

[1989 c 165 § 149.]

RCW 23B.13.270
After-acquired shares.

        (1)    A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters'

4

notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

        (2)  To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under RCW 23B.13.280.

[1989 c 165 § 150.]

RCW 23B.13.280
Procedure if shareholder dissatisfied with payment or offer.

        (1)    A dissenter may deliver a notice to the corporation informing the corporation of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under RCW 23B.13.250, or reject the corporation's offer under RCW 23B.13.270 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

          (a)  The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

          (b)  The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or

          (c)  The corporation does not effect the proposed action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

        (2)  A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

[2002 c 297 § 40; 1989 c 165 § 151.]

RCW 23B.13.300
Court action.

        (1)    If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

        (2)  The corporation shall commence the proceeding in the superior court of the county where a corporation's principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

        (3)  The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties

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must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

        (4)  The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.

        (5)  The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

        (6)  Each dissenter made a party to the proceeding is entitled to judgment (a) for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270.

[1989 c 165 § 152.]

RCW 23B.13.310
Court costs and counsel fees.

        (1)    The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.

        (2)  The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (a)  Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B.13.280; or

          (b)  Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13 RCW.

        (3)  If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

[1989 c 165 § 153.]

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Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Shareholders
MICROVISION, INC.

June 24, 2003

Please detach and Mail in the Envelope Provided

PROXY
MICROVISION, INC.
Annual Meeting, June 24, 2003
PROXY SOLICITED BY BOARD OF DIRECTORS

The Annual Meeting of Shareholders of Microvision, Inc.
will be held on June 24, 2003, at 9:00 a.m., Pacific Daylight Time, at the Meydenbauer Center,
11100 Northeast Sixth Street, Bellevue, Washington

        The undersigned hereby appoints Richard F. Rutkowski and Richard A. Raisig, and each of them, each with power to appoint his substitute, as proxies to vote and act at the annual meeting of shareholders of Microvision, Inc. (the "Company") to be held on June 24, 2003, or any adjournment thereof with respect to the number of shares of common stock of the Company as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxies to vote as designated below on the matters specified below, as described in the accompanying notice of annual meeting and proxy statement, receipt of which is acknowledged. All proxies previously given by the undersigned in respect of the annual meeting are hereby revoked.

(Continued and to be signed on reverse side)

☒	Please mark your votes as indicated in this example
The Board of Directors recommends a vote FOR each of the following matters:
1.	The election of 9 directors.	FOR ALL NOMINEES ☐	WITHHELD FROM ALL NOMINEES ☐	Nominees:	Richard F. Rutkowski Stephen R. Willey Jacqueline Brandwynne Jacob Brouwer Richard A. Cowell Walter J. Lack William A. Owens Robert A. Ratcliffe Dennis Reimer
Shareholders may withhold authority to vote for any particular nominee by lining through or otherwise striking out the name of any nominee.
2.	Proposal to adopt and approve the Merger Agreement and the Proposed Reincorporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

The shares represented by this proxy will be voted as specified above, but if no specification is made, this proxy will be voted FOR the nominees for director and FOR the adoption and approval of the Merger Agreement and the Proposed Reincorporation. The proxies may vote in their discretion as to other matters that may come before this meeting.
Signature or Signatures	Date	, 2003

Note: Please date and sign as your or other name is imprinted hereon, including designation as executor, trustee, etc., if applicable. A corporation must sign in full corporate name by the president or other authorized officer. A partnership must sign in full partnership name by an authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

MICROVISION, INC.

JUNE 24, 2003

Co.#	Acct:#

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.

QuickLinks

Important!

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD
Proposal—Adoption and Approval of the Merger Agreement and Reincorporation
Proposal—Election Of Directors
Board Meetings and Committees
Director Compensation
Compensation Committee Interlocks And Insider Participation
Section 16(a) Beneficial Ownership Reporting Compliance
OTHER BUSINESS
EXECUTIVE COMPENSATION AND OTHER MATTERS
Executive Compensation
Report On Executive Compensation For 2002 By The Compensation Committee
INFORMATION ABOUT MICROVISION COMMON STOCK OWNERSHIP
STOCK PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AUDIT COMMITTEE REPORT
INDEPENDENT ACCOUNTANTS
INFORMATION ABOUT SHAREHOLDER PROPOSALS
ADDITIONAL INFORMATION
Annual Report
Incorporation by Reference
Voting by Telephone or the Internet
Appendix A
AGREEMENT AND PLAN OF MERGER
Appendix B
CERTIFICATE OF INCORPORATION OF MICROVISION, INC.
Appendix C
BY-LAWS OF MICROVISION, INC.

ARTICLE 1—STOCKHOLDERS
Appendix D
ANNUAL MEETING OF SHAREHOLDERS OF MICROVISION, INC. JUNE 24, 2003
PROXY VOTING INSTRUCTIONS